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                                                                    Exhibit 3(a)


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  DYNAGEN, INC.

                                    * * * * *

         The following Restated Certificate of Incorporation of DynaGen, Inc. (the "Corporation) (i) only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation originally filed with the Secretary of State of the State of Delaware on November 11, 1988, as heretofore amended or supplemented; (ii) contains no discrepancy with the provisions of such Certificate of Incorporation, as heretofore amended or supplemented; and (iii) has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the Delaware General Corporation Law.

1. The name of the corporation is DynaGen, Inc.

2. The address of its registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 1980. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

   To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is 85,000,000 shares, consisting of 75,000,000 shares of common stock, $.01 par value per share (the "Common Stock") and 10,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock").

   The Preferred Stock may be issued in one or more series. Voting rights and other rights and preferences and the qualifications, limitations or restrictions with respect to each series of Preferred Stock of the corporation shall be as determined by the Board of Directors from time to time, to the full extent permitted under the General Corporate Law of Delaware.

  A.     DESCRIPTION AND DESIGNATION OF SERIES A PREFERRED STOCK

         1.       DESIGNATION AND DEFINITIONS.

                  (a) DESIGNATION. A total of 50,000 shares of the Corporation's previously undesignated Preferred Stock, $.01 par value, shall be designated as the "Series A Preferred Stock."
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The original issue price per share of the Series A Preferred Stock shall be
$100.00 (the "ORIGINAL ISSUE PRICE").

                  (b) CERTAIN DEFINITIONS. As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

                           (i) "AVERAGE QUOTED PRICE" means the average of the
closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market or Nasdaq National Market or, if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded, for the five (5) trading days immediately preceding any holder's Conversion Date or Mandatory Conversion Date (as defined in Section 5(c) below), as the case may be.

                           (ii) "CONVERSION DATE" means each date on which the
Corporation receives by telecopy written notice in accordance with Section 5(j) hereof from a holder of Series A Preferred Stock that such holder elects to convert shares of its Series A Preferred Stock.

                           (iii) "CORPORATION FAILURE" means the failure to have
the Registration Statement declared effective by the SEC other than due to the material failure, whether by act or omission, by a holder or holders of Series A Preferred Stock to fulfill its or their obligations under the Registration Rights Agreement between the Corporation and the initial purchasers of the Series A Preferred Stock (the "REGISTRATION RIGHTS AGREEMENT").

                           (iv) "EFFECTIVE PRICE" means the average of the
closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market or Nasdaq National Market or, if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded, for the five (5) trading days immediately preceding the date on which the SEC declares effective the Registration Statement.

                           (v) "ISSUE DATE" means, with respect to each share of
Series A Preferred Stock held by any holder, the date on which the Corporation originally issued such share to such holder (irrespective of any subsequent transfer or other disposition of such share to any other holder).

                           (vi) "REGISTRATION STATEMENT" means the registration
statement to be filed by the Corporation under the Securities Act of 1933, as amended, to register the shares of Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the terms of the Registration Rights Agreement.

                           (vii) "SEC" means the United States Securities and
Exchange Commission.




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         2.       DIVIDENDS.

                  (a) STATED DIVIDEND. Commencing on the Issue Date and continuing thereafter, a dividend will accrue quarterly in arrears at the rate of five dollars ($5.00) per annum (the "STATED DIVIDEND") with respect to each issued share of Series A Preferred Stock and shall be payable on the last trading day of each fiscal quarter of the Corporation. Stated Dividends shall be cumulative and shall be payable upon conversion, whether or not earned or declared.

                  (b) PAYMENT UPON CONVERSION. On the date on which any holder of Series A Preferred Stock converts any of its Series A Preferred Stock into Common Stock, the accrued Stated Dividend with respect to the shares so converted shall be paid to such holder. All accrued Stated Dividends also shall be payable upon the liquidation, dissolution or winding up of the Corporation.

                  (c) PAYMENT IN COMMON STOCK. The Corporation, at its sole discretion, may pay the Stated Dividends in cash or in shares of Common Stock at the then fair market value per share of Common Stock as of the date on which the Stated Dividend is payable. For purposes of this paragraph 2(c), fair market value shall be the average of the closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market or Nasdaq National Market or, if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded, for the five (5) trading days immediately preceding the date on which the Stated Dividend is payable.

                  (d) FRACTIONAL SHARES. Notwithstanding anything herein to the contrary, no fractional shares shall be issued pursuant to this Section 2, and the number of shares of Common Stock issued upon the payment of the Stated Dividend shall be rounded to the nearest whole share.

                  (e) DECLARED DIVIDENDS. If the Board of Directors shall declare a cash dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series A Preferred Stock shall be entitled to the amount of dividends on the Series A Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series A Preferred Stock held by each holder, and not upon each share of Series A Preferred Stock so held by the holder.

         3.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A

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Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated by the Board of Directors in the future to be senior to, or on a parity with the Series A Preferred Stock with respect to liquidation preferences, the holders of each share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to the Original Issue Price per share of Series A Preferred Stock held by any holder, plus the Stated Dividend accruing to the Series A Preferred Stock pursuant to Section 2 above (the "LIQUIDATION VALUE").

                  If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Preferred Stock the full amount to which they otherwise would be entitled, the holders of Series A Preferred Stock shall share ratably in any distribution of available assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series A Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full, based upon the aggregate Liquidation Value payable upon all shares of Series A Preferred Stock then outstanding.

                  After such payment shall have been made in full to the holders of the Series A Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and any class or series of capital stock designated to be junior to the Series A Preferred Stock (if any) in right of payment upon any liquidation, dissolution or winding up of the Corporation.

                  The amounts set forth above shall be subject to equitable adjustment by the Board of Directors whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Common Stock or Series A Preferred Stock.

                  (b) DISTRIBUTIONS OTHER THAN CASH. Whenever the distributions provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series A Preferred Stock.

         4.       VOTING POWER.

                  (a) GENERAL. Except as otherwise expressly provided in this
Section 4 or as otherwise required by the General Corporation Law of the State of Delaware, each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of

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Series A Preferred Stock could be converted, pursuant to the provisions of
Section 5 hereof, at the record date for the determination of stockholders entitled to vote on any matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law, the holders of shares of Series A Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

                  Such determination of "whole shares" shall be based upon the aggregate number of shares of Series A Preferred Stock held by each holder, and not upon each share of Series A Preferred Stock so held by the holder.

                  (b) AMENDMENTS TO CHARTER. For so long as there are any shares of Series A Preferred Stock outstanding, the Corporation shall not amend its Certificate of Incorporation or this Certificate of Designation without the approval, by vote or written consent, of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class, each share of Series A Preferred Stock to be entitled to one vote in each instance, if such amendment would adversely affect the rights of the holders of Series A Preferred Stock.

         5.       CONVERSION RIGHTS.

                  (a) OPTIONAL CONVERSION. No shares of Series A Preferred Stock held by any holder shall be convertible by such holder prior to ninety (90) days after the Issue Date to such holder. Beginning ninety (90) days after the Issue Date to such holder, each such holder of Series A Preferred Stock shall have the right, at such holder's option, to convert during any five (5) trading day period up to twenty percent (20%) of the shares of Series A Preferred Stock held by such holder into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series A Preferred Stock to be converted by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price (as defined below).

                  (b) CONVERSION PRICE. The conversion price per share (the "CONVERSION PRICE") shall be equal to the lesser of subsections (i) and (ii) below.

                           (i) One hundred twenty percent (120%) of the
Effective Price.

                           (ii) (A) Beginning on the 90th day after the Issue
Date and ending on the 120th day after the Issue Date, eighty percent (80%) of the Average Quoted Price, unless the SEC shall not have declared effective the Registration Statement as of such Conversion Date due to a Corporation Failure, in which case such percentage shall be seventy-eight percent (78%);

                                (B) Beginning on the 121st day after the Issue
Date and ending on the 150th day after the Issue Date, eighty percent (80%) of the Average Quoted Price, unless the



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SEC shall not have declared effective the Registration Statement as of such
Conversion Date due to a Corporation Failure, in which case such percentage shall be seventy-six percent (76%);

                           (C) Beginning on the 151st day after the Issue Date
and ending on the 180th day after the Issue Date, seventy-eight percent (78%) of the Average Quoted Price, unless the SEC shall not have declared effective the Registration Statement as of such Conversion Date due to a Corporation Failure, in which case such percentage shall be seventy-two percent (72%);

                           (D) Beginning on the 181st day after the Issue Date
and ending on the 210th day after the Issue Date, seventy-eight percent (78%) of the Average Quoted Price, unless the SEC shall not have declared effective the Registration Statement as of such Conversion Date due to a Corporation Failure, in which case such percentage shall be seventy percent (70%);

                           (E) Beginning on the 211th day after the Issue Date
and ending on the 365th day after the Issue Date, seventy-six percent (76%) of the Average Quoted Price, unless the SEC shall not have declared effective the Registration Statement as of such Conversion Date due to a Corporation Failure, in which case such percentage shall be sixty-six percent (66%); and

                           (F) Beginning on the 366th day after the Issue Date
and ending on the second anniversary of the Issue Date, seventy-four (74%) of the Average Quoted Price, unless the SEC shall not have declared effective the Registration Statement as of such Conversion Date or Mandatory Conversion Date, as the case may be, due to a Corporation Failure, in which case such percentage shall be sixty-four (64%).

                  (c) MANDATORY CONVERSION. On the date that is two (2) years from the Issue Date for each holder of Series A Preferred Stock (the "MANDATORY CONVERSION DATE"), all shares of the Series A Preferred Stock then held by such holder shall, without any action on the part of such holder, be automatically converted into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series A Preferred Stock then held by such holder by a fraction, the numerator of which is the Original Issue Price and the denominator of which is the applicable Conversion Price.

                  (d) LIMITATION ON NUMBER OF SHARES. Additionally, notwithstanding anything set forth in this Section 5 to the contrary, in no event shall any holder of Series A Preferred Stock, prior to the Mandatory Conversion Date, be entitled to convert Series A Preferred Stock into shares of Common Stock to the extent that (x) the number of shares of the Corporation's Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series A Preferred Stock held by such holder) plus (y) the number of shares of Common Stock issuable upon such conversion would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the shares of Common Stock then outstanding. For purposes of this Section 5(d), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and 13G promulgated thereunder, except as otherwise


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provided in clause (x) of this Section 5(d). Each holder shall, upon delivering to the Corporation a notice of election to convert shares of Series A Preferred Stock in accordance with Section 5(j) hereof, be required to provide the Corporation with a certification in form and substance reasonably satisfactory to the Corporation, that the conversion of the Series A Preferred Stock being converted will not result in such holder and its affiliates beneficially holding more than 4.9%, determined as heretofore provided, of the outstanding shares of Common Stock on such Conversion Date. If the holder cannot make such certification, the shares of Series A Preferred Stock to be converted shall not be convertible. Notwithstanding the foregoing, upon the Mandatory Conversion Date, all such shares of Series A Preferred Stock then outstanding shall be converted into Common Stock in accordance with Section 5(c) hereof.

                  (e) EQUITABLE ADJUSTMENT. If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares, the Conversion Price shall be proportionately increased.

                  (f) DIVIDENDS OTHER THAN COMMON STOCK DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred Stock.

                  (g) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holders of Series A Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been


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converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  (h) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation or the acquisition by the Corporation of other businesses where the Corporation survives as a going concern), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted its shares of Series A Preferred Stock into Common Stock pursuant to Section 5(a) hereof.

                  (i) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Original Issue Price, the Corporation at its expense will furnish each holder of Series A Preferred Stock so affected with a certificate prepared by an officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  (j) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series A Preferred Stock shall give written notice by telecopy to the Corporation at its principal office that such holder elects to convert shares of its Series A Preferred Stock and shall thereafter surrender the original certificate(s) representing the shares being converted to the Corporation at its principal office together with an originally executed copy of such notice. Such notice shall also state the name or names (with its address or addresses, as well as the address(es) for delivery) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for the shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. As promptly as practicable after the Corporation receives the original certificate(s) for the shares of Series A Preferred Stock surrendered for conversion, the proper assignment thereof to the Corporation or in blank and the original notice of conversion (collectively, the "ORIGINAL DOCUMENTATION"), but in no event more than three (3) trading days after the Corporation's receipt of the Original Documentation, the Corporation shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, at the addresses set forth therefor by the holder, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in
Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of


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Series A Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby. If the Corporation fails to issue and deliver to such holder such certificate(s) for shares of Common Stock within three (3) trading days after the Corporation's receipt of the Original Documentation, the Corporation shall pay the liquidated damages set forth in Sections 16 and 17 of the Securities Purchase Agreement between the Corporation and the initial purchasers of the Series A Preferred Stock.

                  (k) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock being converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

                  (l) PARTIAL CONVERSION. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted. Such new certificate shall be so delivered on or prior to the date set forth in Section 5(j) for the delivery of certificates for shares of Common Stock.

                  (m) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series A Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series A Preferred Stock), then the Corporation shall be deemed to be in breach and default of its obligations hereunder, and in addition to all charges, claims and rights at law or in equity that each holder shall be entitled to, the Corporation shall use all means reasonably available to it, and promptly take any and all actions as may be necessary, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         6. NOTICES OF RECORD DATE. In the event of any:



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                  (a) taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

                  (c) voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall telecopy and thereafter mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be telecopied and thereafter mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

  B.     DESCRIPTION AND DESIGNATION OF SERIES B PREFERRED STOCK

         1.       DESIGNATION AND DEFINITIONS.

                  (a) DESIGNATION. A total of 12,515 shares of the Corporation's previously undesignated Preferred Stock, $.01 par value, shall be designated as the "Series B Preferred Stock" and authorized for issuance. The original issue price per share of the Series B Preferred Stock shall be $99.70 (the "SERIES B ORIGINAL ISSUE PRICE").

                  (b) CERTAIN DEFINITIONS. As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

                           "COMMON STOCK" means the common stock of the
Corporation, $.01 par value.

                           "DIVIDEND PAYMENT DATE" is defined in Section 2(a).


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                           "SEC" means the United States Securities and Exchange
Commission.

                           "SERIES B AVERAGE QUOTED PRICE" means the average of
the closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market for the five (5) trading days immediately preceding any holder's Series B Conversion Date, Dividend Payment Date or Series B Mandatory Conversion Date, as applicable.

                           "SERIES B CONVERSION DATE" means each date on which
the Corporation receives by telecopy written notice in accordance with Section 5(j) hereof from a holder of Series B Preferred Stock that such holder elects to convert shares of its Series B Preferred Stock, provided that if the Corporation does not receive the original certificate(s) representing the shares of Series B Preferred Stock being converted together with an originally executed copy of the notice of conversion within two (2) trading days after receipt of such telecopied notice, then the date on which the Corporation receives such original certificate(s) and notice shall be the Series B Conversion Date with respect to such conversion.

                           "SERIES B CONVERSION PRICE" is defined in Section
5(b).

                           "SERIES B EFFECTIVE PRICE" means the average of the
closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market for the five (5) trading days immediately preceding the date on which the SEC declares effective the Series B Registration Statement.

                           "SERIES B ISSUE DATE" means, with respect to each
share of Series B Preferred Stock held by any holder, the date on which the Corporation originally issued such share to such holder (irrespective of any subsequent transfer or other disposition of such share to any other holder).

                           "SERIES B LIQUIDATION PREFERENCE" is defined in
Section 3(a).

                           "SERIES B REGISTRATION RIGHTS AGREEMENT" means the
Registration Rights Agreement between the Corporation and the initial purchaser(s) of the Series B Preferred Stock.

                           "SERIES B REGISTRATION STATEMENT" means the
registration statement to be filed by the Corporation under the Securities Act of 1933, as amended, to register the shares of Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the terms of the Series B Registration Rights Agreement.

                           "SERIES B STATED DIVIDEND" is defined in
Section 2(a).

         2.       DIVIDENDS.

                  (a) STATED DIVIDEND. Commencing on the Series B Issue Date and continuing thereafter, each holder of Series B Preferred Stock will be entitled to receive a dividend of Seven Dollars ($7.00) per share per annum (the "SERIES B STATED DIVIDEND"). The Series B Stated Dividend will accrue daily on the basis of a 360-day year of twelve 30-day months, whether or not the Corporation has earnings or surplus, and the dividend payable to the holder of a share of Series B Preferred Stock on the first Dividend Payment Date after the share is issued will be the accrued dividend from the day the share is issued to the Dividend Payment Date. The Series B Stated Dividend will be payable in shares of Common Stock in accordance with Section 2(c) on the last trading day of each fiscal quarter of the Corporation (a "DIVIDEND PAYMENT DATE"). Series B Stated Dividends shall be cumulative and to the extent not previously paid, shall be paid upon conversion, liquidation, dissolution, or winding-up of the Corporation, whether or not earned or declared.

                  (b) PAYMENT OF ACCRUED DIVIDENDS UPON CONVERSION, LIQUIDATION, DISSOLUTION, OR WINDING-UP. On each Series B Conversion Date and each Series B Mandatory Conversion Date, all Series B Stated Dividends accrued since the last Dividend Payment Date with respect to the converted shares of Series B Preferred Stock shall be paid to the holder of record of such converted shares. All Series B Stated Dividends accrued since the last Dividend Payment Date with respect to any outstanding share of Series B Preferred Stock shall be paid to the holder of record thereof upon the liquidation, dissolution, or winding-up of the Corporation.

                  (c) PAYMENT IN COMMON STOCK. The Corporation shall pay the Series B Stated Dividends in shares of Common Stock at the then Series B Average Quoted Price as of the relevant Dividend Payment Date.

                  (d) FRACTIONAL SHARES. Notwithstanding anything herein to the contrary, no fractional shares shall be issued pursuant to this Section 2, and the number of shares of Common Stock issued upon the payment of the Series B Stated Dividend shall be rounded up to the nearest whole share.

                  (e) DECLARED DIVIDENDS. If the Board of Directors shall declare a cash dividend payable upon the then outstanding shares of Common Stock, the holders of the Series B Preferred Stock shall be entitled to the amount of cash dividends on the Series B Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such cash dividend, provided that the Series B Preferred Stock shall rank as to dividends junior to the Series A Preferred Stock. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series B Preferred Stock held by each holder, and not upon each share of Series B Preferred Stock so held by the holder.

         3.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock, and subject to the liquidation rights and preferences of the Series A Preferred Stock and any other class or series of Preferred Stock designated by the Board of Directors, after the date hereof and in accordance with the provisions of Section 4(b) hereof, to be senior to the Series B Preferred Stock with respect to liquidation preferences, the holders of each share of Series B Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to the Series B Original Issue Price per share of Series B Preferred Stock held by any holder, plus all Series B Stated Dividends that have become due but have not been paid, and all accrued but not yet due dividends, to the date of final distribution (whether earned or not) (the "SERIES B LIQUIDATION PREFERENCE"). For purposes hereof, the Series B Preferred Stock shall rank on liquidation junior to the Series A Preferred Stock.

                  If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds of those assets, available for distribution to the holders of the Series B Preferred Stock and of the shares of all other classes or series that are on a parity as to distributions on liquidation with the Series B Preferred Stock are not sufficient to pay in full the preferential amount required to be distributed to the holders of the Series B Preferred Stock and of all other classes or series that are on a parity as to distributions on liquidation with the Series B Preferred Stock, then the assets, or the proceeds of those assets, that are available for distribution to the holders of Series B Preferred Stock and of the shares of all other classes or series that are on a parity as to distributions on liquidation with the Series B Preferred Stock will be distributed to the holders of the Series B Preferred Stock and of the shares of all other classes or series that are on a parity as to distributions on liquidation with the Series B Preferred Stock ratably in accordance with the respective amount of the Series B liquidation preferences of the shares held by each of them. After payment of the full amount of the Series B Liquidation Preference (including accumulated unpaid dividends and accrued dividends) and accumulated and accrued dividends to which holders of Series B Preferred Stock are entitled, the holders of Series B Preferred Stock will not be entitled to any further distribution of assets of the Corporation. For the purposes of this Section, neither a consolidation or merger of the Corporation with another corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities, will be considered a liquidation, dissolution, or winding-up of the Corporation.

                  (b) DISTRIBUTIONS OTHER THAN CASH. Whenever the distributions provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

         4.       VOTING POWER.

                  (a) GENERAL. Except as otherwise expressly provided in this
Section 4 or as otherwise required by the General Corporation Law of the State of Delaware, each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of
Section 5 hereof, at the record date for the determination of stockholders entitled to vote on any matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law, the holders of shares of Series B Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

                  Such determination of "whole shares" shall be based upon the aggregate number of shares of Series B Preferred Stock held by each holder, and not upon each share of Series B Preferred Stock so held by the holder.

                  (b) AMENDMENTS. While any shares of Series B Preferred Stock are outstanding, the Corporation will not, directly or indirectly, or through a merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, (i) create or increase the authorized number of shares of any class or series of stock ranking prior to or on a parity with the Series B Preferred Stock either as to dividends or upon liquidation; provided, however that, without the consent of the holders of Series B Preferred Stock, the Corporation may issue up to (x) $2,000,000 in any class or series of stock ranking senior to the Series B Preferred Stock and (y) $3,000,000 in any class or series of stock ranking on a parity with the Series B Preferred Stock, (ii) create or increase the authorized shares of any class or series of stock that entitles the holder to vote in the election of directors, other than (x) Common Stock or (y) securities that are convertible into or exchangeable for shares of Common Stock, that are voted with regard to the election of directors together with the Common Stock and that do not entitle the holders to cast more than one vote for each share of Common Stock into which those securities may be converted, or for which they may be exchangeable, (iii) amend, alter, or repeal any of the provisions of the Certificate of Incorporation or By-laws of the Corporation, or of this resolution, so as to affect adversely the preferences, special rights or powers of the Series B Preferred Stock, (iv) authorize any reclassification of the Series B Preferred Stock, (v) require the exchange of Series B Preferred Stock for other securities (whether or not issued by the Corporation) or assets, or (vi) increase the number of shares of Series B Preferred Stock that the Corporation is authorized to issue pursuant to this resolution.

         5.       CONVERSION RIGHTS.

                  (a) OPTIONAL CONVERSION. No shares of Series B Preferred Stock held by any holder shall be convertible by such holder prior to one hundred fifty (150) days after the Series B Issue Date to such holder. Beginning one hundred fifty (150) days after the Series B Issue Date to such holder, each such holder of Series B Preferred Stock shall have the right, at such holder's option, to convert during any five (5) trading day period not more than twenty percent (20%) of the shares of Series B Preferred Stock originally issued or transferred to the holder, into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series B Preferred Stock to be converted by a fraction, the numerator of which is the Series B Original Issue Price, and the denominator of which is the applicable Series B Conversion Price (as defined below).

                  (b) CONVERSION PRICE. The conversion price per share (the "SERIES B CONVERSION PRICE") shall be equal to the lesser of subsections (i) and
(ii) below.

                           (i) One hundred twenty-five percent (125%) of the
Series B Effective Price.

                           (ii) (A) Beginning on the 150th day after the Series
B Issue Date and ending on the 180th day after the Series B Issue Date, eighty percent (80%) of the Series B Average Quoted Price;

                                (B) Beginning on the 181st day after the Series
B Issue Date and ending on the 270th day after the Series B Issue Date, seventy-eight percent (78%) of the Series B Average Quoted Price;

                                (C) Beginning on the 271st day after the Series
B Issue Date and ending on the second anniversary of the Series B Issue Date, seventy-five percent (75%) of the Series B Average Quoted Price.

                  (c) MANDATORY CONVERSION. On the date that is two (2) years from a Series B Issue Date to any holder of Series B Preferred Stock (the "SERIES B MANDATORY CONVERSION DATE"), all shares of the Series B Preferred Stock then held by such holder and issued on such Series B Issue Date shall, without any action on the part of such holder, be automatically converted into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series B Preferred Stock then held by such holder and issued on such Series B Issue Date by a fraction, the numerator of which is the Series B Original Issue Price and the denominator of which is the applicable Series B Conversion Price.

                  (d) LIMITATION ON NUMBER OF SHARES. Additionally, notwithstanding anything set forth in this Section 5 to the contrary, in no event shall any holder of Series B Preferred Stock, prior to the Series B Mandatory Conversion Date, be entitled to convert Series B Preferred Stock into shares of Common Stock to the extent that (x) the number of shares of the Corporation's Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock that may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series B Preferred Stock held by such holder) plus (y) the number of shares of Common Stock issuable upon such conversion would result in beneficial ownership by the holder or any person controlling the holder of more than 4.9% of the shares of Common Stock then outstanding. For purposes of this Section 5(d), beneficial ownership shall be determined in accordance with Section

13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and 13G promulgated thereunder. Each holder shall, upon delivering to the Corporation a notice of election to convert shares of Series B Preferred Stock in accordance with Section 5(j) hereof, be required to provide the Corporation with a completed certificate in the form of Annex 1 hereto. If the holder cannot make such certification, the shares of Series B Preferred Stock to be converted shall not be convertible. Notwithstanding the foregoing, upon the Series B Mandatory Conversion Date, all such shares of Series B Preferred Stock then outstanding shall be converted into Common Stock in accordance with Section 5(c) hereof.

                  (e) EQUITABLE ADJUSTMENT. If the Corporation (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, or (iii) combines its outstanding Common Stock into a smaller number of shares, the Series B Conversion Price in effect immediately prior to that event will be adjusted so that the holder of a share of Series B Preferred Stock surrendered for conversion after that event will receive the number of shares of Common Stock of the Corporation which the holder would have received if the share of Series B Preferred Stock had been converted immediately before the happening of the event (or, if there is more than one such event, if the share of Series B Preferred Stock had been converted immediately before the first of those events and the holder had retained all the Common Stock or other securities or assets received after the conversion). An adjustment made pursuant to this Subparagraph 5(e) will become effective immediately after the record date in the case of a dividend or distribution, except as provided in Subparagraph 5(h), and will become effective immediately after the effective date in the case of a subdivision or combination. If such dividend or distribution is declared but is not paid or made, the Series B Conversion Price then in effect will be appropriately readjusted. However, a readjustment of the Series B Conversion Price will not affect any conversion which takes place before the readjustment.

                  (f) DIVIDENDS OTHER THAN COMMON STOCK DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Series B Conversion Date, retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series B Preferred Stock.

                  (g) CAPITAL REORGANIZATION, ETC. If there is a capital reorganization, recapitalization, reclassification, or change of outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or a merger or consolidation of the Corporation with any other entity that results in a reclassification, change, conversion, exchange, or cancellation of outstanding shares of Common Stock, or a sale or transfer of all or substantially all of the assets of the Corporation, upon any subsequent conversion of Series B Preferred Stock, each holder of the Series B Preferred Stock will be entitled to receive the kind and amount of securities, cash and other property which the holder would have received if the holder had converted the shares of Series B Preferred Stock into Common Stock immediately before the first of those events and had retained all the securities, cash and other assets received as a result of all those events.

                  (h) DEFERRALS. In any case in which this Section 5 provides that an adjustment will become effective immediately after a record date for an event, the Corporation may defer until the occurrence of the event (i) issuing to the holder of any share of Series B Preferred Stock converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon the conversion by reason of the adjustment over and above the Common Stock issuable upon the conversion before giving effect to the adjustment; and (ii) paying to the holder any cash in lieu of any fractional share pursuant to Subsection 5(k).

                  (i) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the type described in Paragraphs
(e), (f), (g), or (h) of this Section 5, the Corporation at its expense will furnish each holder of Series B Preferred Stock so affected with a certificate prepared by an officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  (j) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series B Preferred Stock shall give written notice by telecopy to the Corporation at its principal office that such holder elects to convert shares of its Series B Preferred Stock and, within two (2) trading days thereafter, shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office together with an originally executed copy of such notice. Such notice shall also state the name or names (with address or addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The reverse side of the certificate(s) for shares of Series B Preferred Stock surrendered for conversion shall be completed and executed by the holder or such certificate(s) shall be accompanied by other proper assignment thereof to the Corporation or in blank. As promptly as practicable after the Series B Conversion Date, but in no event more than three (3) trading days after the Series B Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series B Preferred Stock being converted, or on its written order, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(k), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Series B Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby. If the Corporation fails to issue and deliver to such holder such certificate(s) for shares of Common Stock within three (3) trading days after the Series B Conversion Date, the Corporation shall pay the liquidated damages set forth in
Section 18, and make the payments required by Section 19, of the Securities Purchase Agreement between the Corporation and the initial purchaser(s) of the Series B Preferred Stock with respect to the sale and issuance of the Series B Preferred Stock.

                  (k) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of Series B Preferred Stock, the Corporation shall pay to the holder of the shares of Series B Preferred Stock being converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Series B Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.

                  (l) PARTIAL CONVERSION. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock that were not converted.

                  (m) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series B Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series B Preferred Stock), the Corporation shall use all reasonable efforts and take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         6. STATUS. Upon any conversion, exchange or redemption of shares of Series B Preferred Stock, the shares of Series B Preferred Stock that are converted, exchanged, or redeemed will have the status of authorized and unissued shares of preferred stock, and the number of shares of preferred stock that the Corporation will have authority to issue will not be decreased by the conversion, exchange or redemption of shares of Series B Preferred Stock, but the number of shares of Series B

Preferred Stock that the Corporation will have authority to issue will be reduced so that the shares of Series B Preferred Stock that were converted, exchanged, or redeemed may not be re-issued.

         7.        NOTICES OF RECORD DATE. In the event of any:

                  (a) taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

                  (c) voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

         8.       MISCELLANEOUS.

                  (a) The headings of the various subdivisions of this resolution are for convenience only and will not affect the meaning or interpretation of any of the provisions of this resolution.

                  (b) The preferences, special rights, or powers of the Series B Preferred Stock may be waived, and any of the provisions of the Series B Preferred Stock may be amended, only by the affirmative vote at a meeting or the written consent of holders of record of at least a majority of the outstanding shares of Series B Preferred Stock.

  C.     DESCRIPTION AND DESIGNATION OF SERIES C PREFERRED STOCK

         1.       DESIGNATION AND DEFINITIONS.

                  (a) DESIGNATION. A total of 7,500 shares of the Corporation's previously undesignated Preferred Stock, $.01 par value, shall be designated as the "Series C Preferred Stock." The original issue price per share of the Series C Preferred Stock shall be $100.00 (the "ORIGINAL ISSUE PRICE").

                  (b) CERTAIN DEFINITIONS. As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

                           (i) "AVERAGE QUOTED PRICE" means the average of the
closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market or Nasdaq National Market or, if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded, for the five (5) Trading Days immediately preceding any holder's Conversion Date, the Mandatory Conversion Date (as defined in Section 5(c) below) or the date of the consummation or closing of a Fundamental Change, as the case may be.

                           (ii) "COMMON STOCK" means the common stock, par value
$.01 per share, of the Corporation.

                           (iii) "CONVERSION DATE" means each date on which the
Corporation receives by telecopy written notice in accordance with Section 5(i) hereof from a holder of Series C Preferred Stock that such holder elects to convert shares of its Series C Preferred Stock.

                           (iv) "FUNDAMENTAL CHANGE" means: (i) any sale, lease,
exchange or other transfer of all or substantially all of the assets of the Corporation; or (ii) any merger or consolidation to which the Corporation is a party. Notwithstanding the foregoing, the following shall not be a Fundamental
Change: A merger or consolidation (a) to which the Corporation is a party; (b) in which it is the surviving corporation and there is no resulting reclassification of the outstanding Common Stock; and (c) after giving effect to which, persons who were, immediately before the consummation or closing of such merger or consolidation, holders of outstanding Common Stock will be the direct or indirect owners of securities of the Corporation possessing, on a fully diluted basis, at least seventy-five percent (75%) of the voting power of all voting securities of the Corporation (excluding, for purposes of such computation, any such person who also is a party to such merger or consolidation).

                           (v) "ISSUE DATE" means, with respect to each share of
Series C Preferred Stock held by any holder, the date on which the Corporation originally issued such share to such holder (regardless of the number of times transfer of such share is made on the stock transfer books maintained by or for the Corporation, and regardless of the number of certificates which may be issued to evidence such share, and irrespective of any subsequent transfer or other disposition of such share to any other holder).

                           (vi) "TRADING DAY" means a day on which the principal
national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business; or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is listed on the Nasdaq system (or such other trading system then in use by the National Association of Securities Dealers, Inc.), a day on which such system is open for the transaction of business; or, if the foregoing does not apply, any Business Day.

         2.       DIVIDENDS.

                  (a) PREFERRED DIVIDEND - CASH AND/OR IN-KIND. When and as declared by the Board of Directors and to the extent permitted by the General Corporation Law of the State of Delaware, the Corporation shall pay preferential dividends to the holders of the Series C Preferred Stock as provided in this
Section 2(a).

                           (i) PREFERRED DIVIDEND. Except as otherwise provided
herein, dividends on each share of Series C Preferred Stock shall accrue, cumulatively, at the rate of seven percent (7.0%) per annum of the Original Issue Price, from and including the Issue Date of such share to and including the date on which the Liquidation Value of such share is paid or such share is converted in accordance with the provisions hereof (the "PREFERRED DIVIDEND"). Such Preferred Dividend will accrue whether or not it has been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for its payment.

                           (ii) SEMI-ANNUAL PAYMENTS. Commencing on July 31,
1998, the Preferred Dividend shall be payable in cash (subject to Section 2(a)(v) below) semi-annually, for the actual number of days elapsed, on each July 31 and January 31, to the holders of record of shares of Series C Preferred Stock as of the tenth (10th) trading day preceding the applicable dividend payment date.

                           (iii) NO INTEREST. Accrued but unpaid Preferred
Dividends shall not bear interest. Preferred Dividends paid in cash in an amount less than the total amount of such dividends at the time accrued and payable shall be allocated on a share-by-share basis among all shares of Series C Preferred Stock at the time outstanding.

                           (iv) PAYMENT UPON CONVERSION. On the date on which
any holder's shares of Series C Preferred Stock are converted into Common Stock pursuant to Section 5 hereof, the accrued Preferred Dividend with respect to the shares so converted shall be paid to such holder. All accrued Preferred Dividends also shall be payable upon the liquidation, dissolution or winding up of the Corporation.

                           (v) PAYMENT IN COMMON STOCK. The Corporation, at its
sole discretion, may pay the Preferred Dividends in cash or in shares of Common Stock at the then fair market value per share of Common Stock as of the date on which the Preferred Dividend is payable. For purposes of this Section 2(a)(v), fair market value shall be the average of the closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market or Nasdaq National Market or, if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded, for the ten (10) Trading Days immediately preceding the date on which the Preferred Dividend is payable.

                           (vi) FRACTIONAL SHARES. Notwithstanding anything
herein to the contrary, no fractional shares shall be issued pursuant to this
Section 2, and the number of shares of Common Stock issued upon the payment of the Preferred Dividend shall be rounded up or down to the nearest whole share.

                  (b) DECLARED DIVIDENDS ON COMMON STOCK. If the Board of Directors shall declare a cash dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series C Preferred Stock shall be entitled to the amount of dividends on the Series C Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series C Preferred Stock held by each holder, and not upon each share of Series C Preferred Stock so held by the holder.

                  (c) DIVIDENDS ON OTHER SECURITIES. Subject to the foregoing provisions of this Section 2, the Board of Directors may declare and the Corporation may pay or set apart for payment, or cause the accrual of, stated or cumulative dividends and other distributions on the Series A Preferred Stock or the Series B Preferred Stock of the Corporation, or any other series of preferred stock hereafter designated, and may purchase or otherwise redeem any of the same (or any warrants, rights, options or other securities exercisable therefor or convertible or exchangeable thereinto), and the holders of Series C Preferred Stock shall not be entitled to share therein.

         3.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series C Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated by the Board of Directors in the future to be senior to or on a parity with the Series C Preferred Stock with respect to liquidation preferences, the holder of each share of Series C Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to the Original Issue Price per share of Series C Preferred Stock held by any holder, plus the Preferred Dividend accruing to the Series C Preferred Stock pursuant to Section 2 above (the "LIQUIDATION VALUE"). For purposes hereof, the Series C Preferred Stock shall rank on liquidation junior to the Series A Preferred Stock and on parity with the Series B Preferred Stock.

                  If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series C Preferred Stock the full amount to which they otherwise would be entitled, the holders of Series C Preferred Stock shall share ratably in any distribution of available assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series C Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full, based upon the aggregate Liquidation Value payable upon all shares of Series C Preferred Stock then outstanding.

                  After such payment shall have been made in full to the holders of the Series C Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series C Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and any class or series of capital stock designated to be junior to the Series C

Preferred Stock (if any) in right of payment upon any liquidation, dissolution or winding up of the Corporation.

                  The amounts set forth above shall be subject to equitable adjustment by the Board of Directors whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series C Preferred Stock.

                  (b) DISTRIBUTIONS OTHER THAN CASH. Whenever the distributions provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series C Preferred Stock.

                  (c) EVENTS NOT DEEMED A LIQUIDATION. Neither the merger or consolidation of the Corporation into or with any other corporation(s), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation under this Section 3.

         4.       VOTING POWER.

                  (a) GENERAL. Except as otherwise expressly provided in this
Section 4 or as otherwise required by the General Corporation Law of the State of Delaware, each holder of Series C Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series C Preferred Stock could be converted, pursuant to the provisions of
Section 5 hereof, at the record date for the determination of stockholders entitled to vote on any matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

                  Such determination of "whole shares" shall be based upon the aggregate number of shares of Series C Preferred Stock held by each holder, and not upon each share of Series C Preferred Stock so held by the holder.

                  (b) AMENDMENTS TO CHARTER. For so long as there are any shares of Series C Preferred Stock outstanding, the Corporation shall not amend its Certificate of Incorporation or this Certificate of Designation without the approval, by vote or written consent, of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting together as a class, each share of Series C Preferred Stock to be entitled to one vote in each instance, if such amendment would adversely affect the rights of the holders of Series C Preferred Stock. Without limiting the generality of the foregoing, the creation, or increase in the authorized number of shares, of any class or series of stock ranking prior to or on a parity with the Series C Preferred Stock either as to dividends or upon liquidation shall be deemed to adversely affect the rights of the holders of Series C Preferred Stock for purposes of this
Section 4(b).

         5.       CONVERSION RIGHTS.

                  (a) CONVERSION AT THE OPTION OF HOLDERS. Each holder of Series C Preferred Stock shall have the right, at such holder's option, to convert at any time any of the shares of Series C Preferred Stock held by such holder into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series C Preferred Stock to be converted by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price (as defined below).

                  (b) CONVERSION PRICE. The conversion price per share (the "CONVERSION PRICE") shall be equal to the lesser of subsections (i) and (ii) below.

                           (i) One hundred twenty-five percent (125%) of the
average of the closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market or Nasdaq National Market or, if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded, for the five
(5) Trading Days immediately preceding the Issue Date.

                           (ii) (A) Beginning on the 60th day after the Issue
Date and ending on the 150th day after the Issue Date, eighty percent (80%) of the Average Quoted Price;

                                (B) Beginning on the 151st day after the Issue
Date and ending on the 210th day after the Issue Date, seventy-eight percent (78%) of the Average Quoted Price;

                                (C) Beginning on the 211th day after the Issue
Date and ending on the 365th day after the Issue Date, seventy-six percent (76%) of the Average Quoted Price; and

                                (D) Beginning on the 366th day after the Issue
Date, seventy-four (74%) of the Average Quoted Price.

                  (c) CONVERSION AT OPTION OF CORPORATION. At any time after the close of business on the one (1) year anniversary of the date on which the Securities and Exchange Commission declares effective the registration statement registering the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, all of the shares of Series C Preferred Stock shall be convertible, at the option of the Corporation, into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series C Preferred Stock outstanding on the Mandatory Conversion Date (as defined below) by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price.

                  The Corporation shall give notice of its exercise of such conversion option to all holders of Series C Preferred Stock no later than five
(5) Trading Days before the date as of which the Corporation has elected to make such conversion effective (such effective date of the conversion, the "MANDATORY CONVERSION DATE"). Each holder of Series C Preferred Stock as of the Mandatory Conversion Date shall, promptly after such date, surrender for conversion to the Corporation at its principal office or to any transfer agent for the Series C Preferred Stock or the Common Stock all certificates representing all shares of Series C Preferred Stock held by such holder, accompanied by a written notice specifying the name or names in which such holder wishes the certificate(s) for shares of Common Stock to be issued.

                  Effective as of the close of business on the Mandatory Conversion Date, each share of Series C Preferred Stock then outstanding shall be (and be deemed to have been) converted automatically, without any further action by the holders thereof, into shares of Common Stock. Such conversion shall be deemed to have occurred whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                  (d) LIMITATION ON NUMBER OF SHARES. Additionally, notwithstanding anything set forth in this Section 5 to the contrary, in no event shall any holder of Series C Preferred Stock, prior to earlier to occur of the Mandatory Conversion Date or the date of the consummation or closing of a Fundamental Change, be entitled to convert Series C Preferred Stock into shares of Common Stock to the extent that (x) the number of shares of the Corporation's Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series C Preferred Stock held by such holder) plus (y) the number of shares of Common Stock issuable upon such conversion would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the shares of Common Stock then outstanding. For purposes of this Section 5(d), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and 13G promulgated thereunder, except as otherwise provided in clause (x) of this Section 5(d). Each holder shall, upon delivering to the Corporation a notice of election to convert shares of Series C Preferred Stock in accordance with Section 5(i) hereof, be required to provide the Corporation with a certification in form and substance reasonably satisfactory to the Corporation, that the conversion of the Series C Preferred Stock being converted will not result in such holder and its affiliates beneficially holding more than 4.9%, determined as heretofore provided, of the outstanding shares of Common Stock on such Conversion Date. If the holder cannot make such certification, the shares of Series C Preferred Stock to be converted shall not be convertible. Notwithstanding the foregoing, upon the Mandatory Conversion Date or upon the consummation or closing of a Fundamental Change, all such shares of Series C Preferred Stock then outstanding shall be converted into Common Stock in accordance with Section 5(c) or 5(g), as applicable.

                  (e) DIVIDENDS OTHER THAN COMMON STOCK DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series C Preferred Stock.

                  (f) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holders of Series C Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  (g) MANDATORY CONVERSION - FUNDAMENTAL CHANGE. If any Fundamental Change shall occur, then each share of Series C Preferred Stock outstanding as of the date of the consummation or closing thereof shall be (and be deemed to have been) converted automatically, without any further action by the holders thereof, into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series C Preferred Stock outstanding on the on the date of such consummation or closing date by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price. Such conversion shall be deemed to have occurred whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                  The Corporation shall give notice of a proposed or anticipated Fundamental Change to all holders of the Series C Preferred Stock not later than thirty (30) days before the expected closing or consummation of such Fundamental Change, provided that at all times during such thirty-day period a registration statement shall be in effect to permit the registration of the Common Stock issuable upon conversion of the Series C Preferred Stock under the Securities Act of 1933, as amended. The Corporation also shall give prompt notice of the closing or consummation of such Fundamental Change to all holders of record of the Series C Preferred Stock as of the date of such closing or consummation. Each holder of Series C Preferred Stock shall thereupon promptly surrender for conversion, to the Corporation at its principal office or to any transfer agent for the Series C Preferred Stock or the Common Stock, all certificates representing all shares of Series C Preferred Stock held by such holder, accompanied by a written notice specifying the name or names in which such holder wishes the certificate(s) for shares of Common Stock to be issued.

                  (h) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Original Issue Price, the Corporation at its expense will furnish each holder of Series C Preferred Stock so affected with a certificate prepared by an officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  (i) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series C Preferred Stock shall give written notice by telecopy to the Corporation at its principal office that such holder elects to convert shares of its Series C Preferred Stock and shall thereafter surrender the original certificate(s) representing the shares being converted to the Corporation at its principal office together with an originally executed copy of such notice. Such notice shall also state the name or names (with its address or addresses, as well as the address(es) for delivery) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for the shares of Series C Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. As promptly as practicable after the Corporation receives the original certificate(s) for the shares of Series C Preferred Stock surrendered for conversion, the proper assignment thereof to the Corporation or in blank and the original notice of conversion (collectively, the "ORIGINAL DOCUMENTATION"), but in no event more than three (3) Trading Days after the Corporation's receipt of the Original Documentation, the Corporation shall issue and shall deliver to the holder of the shares of Series C Preferred Stock being converted, at the addresses set forth therefor by the holder, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby. If the Corporation fails to issue and deliver to such holder such certificate(s) for shares of Common Stock within three (3) Trading Days after the Corporation's receipt of the Original Documentation, the Corporation shall pay the liquidated damages set forth in the Stock Purchase Agreement between the Corporation and the initial purchasers of the Series C Preferred Stock.

                  (j) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series C Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of Series C Preferred Stock, the Corporation shall pay to the holder of the shares of Series C Preferred Stock being converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series C Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series C Preferred Stock being converted.

                  (k) PARTIAL CONVERSION. In the event some but not all of the shares of Series C Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series C Preferred Stock which were not converted. Such new certificate shall be so delivered on or prior to the date set forth in Section 5(i) for the delivery of certificates for shares of Common Stock.

                  (l) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock (including any shares of Series C Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series C Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock (including any shares of Series C Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series C Preferred Stock), then the Corporation shall be deemed to be in breach and default of its obligations hereunder, and in addition to all charges, claims and rights at law or in equity that each holder shall be entitled to, the Corporation shall use all means reasonably available to it, and promptly take any and all actions as may be necessary, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         6. REDEMPTION AND REPURCHASE RIGHTS. The Corporation shall have no right to redeem, and holders of shares of Series C Preferred Stock shall have no right to cause the Corporation to redeem, any or all of the outstanding shares of Series C Preferred Stock.

         7. NOTICES OF RECORD DATE. In the event of any:

                  (a) taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

                  (c) voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall telecopy and thereafter mail or cause to be mailed to each holder of Series C Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be telecopied and thereafter mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

         8.       GENERAL.

                  (a) REPLACEMENT OF CERTIFICATES. Upon the Corporation's receipt, from the holder of any certificate evidencing shares of Series C Preferred Stock, of evidence reasonably satisfactory to the Corporation (an affidavit of such holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of such certificate, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, and in the case of any such mutilation, upon surrender of such certificate, the Corporation (at its expense) shall execute and deliver to such holder, in lieu of such certificate, a new certificate that represents the number of shares represented by, is dated the date of, is issued in the name of the holder of, and is substantially identical in form of, such lost, stolen, destroyed or mutilated certificate.

                  (b) PAYMENT OF TAXES. The Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed in connection with the issuance or delivery of any shares of Common Stock (or other of the Corporation's securities) that results from (i) the conversion of shares of Series C Preferred Stock pursuant to this Certificate of Designations or (ii) the application of Section 2(a)(v) hereof. Notwithstanding the foregoing, if the Corporation, pursuant to a notice from a holder of any shares of Series C Preferred Stock, effects the issuance or delivery of any shares of Common Stock (or other of the Corporation's securities) in any name(s) other than such holder's name, then such holder shall deliver to the Corporation with the aforesaid notice (A) all transfer taxes and other governmental charges payable upon the issuance or delivery of securities in such other name(s) or (B) evidence satisfactory to the Corporation that such taxes and charges have been or shall be paid in full.

                  (c) STATUS OF REDEEMED OR CONVERTED SHARES. Shares of Series C Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation in any manner (including by purchase or exchange) shall be canceled and upon cancellation (i) shall no longer be deemed to be outstanding, (ii) shall become authorized but unissued shares of preferred stock undesignated as to series and (iii) may be reissued as part of another series of preferred stock.

  D.     DESCRIPTION AND DESIGNATION OF SERIES D PREFERRED STOCK

         1.       DESIGNATION AND DEFINITIONS.

                  (a) DESIGNATION. A total of 60,000 shares of the Corporation's previously undesignated Preferred Stock, $.01 par value, shall be designated as the "Series D Preferred Stock." The original issue price per share of the Series D Preferred Stock shall be $100.00 (the "ORIGINAL ISSUE PRICE").

                  (b) CERTAIN DEFINITIONS. As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

                  "CLOSING DATE" means the original issue date of the Series C Preferred Stock pursuant to a certain Stock Purchase Agreement in which the Corporation agreed to issue, and the purchasers named therein agreed to purchase, shares of Series C Preferred Stock and Series D Preferred Stock.

                  "COMMON STOCK" means the common stock, par value $.01 per share, of the Corporation.

                  "CONVERSION DATE" means each date on which the Corporation receives by telecopy written notice in accordance with Section 4(i) hereof from a holder of Series D Preferred Stock that such holder elects to convert shares of its Series D Preferred Stock.

                  "EFFECTIVE DATE" means the date as of which the Securities and Exchange Commission has issued a declaration or order of effectiveness relating to a registration statement filed, in compliance with the Securities Act of 1933, as amended, and Rule 415 thereunder, with respect to shares of Common Stock issued or issuable on conversion of the Series D Preferred Stock pursuant to Section 4 below.

                  "FUNDAMENTAL CHANGE" means: (i) any sale, lease, exchange or other transfer of all or substantially all of the assets or capital stock of the Corporation; or (ii) any merger or consolidation to which the Corporation is a party. Notwithstanding the foregoing, the following shall not be a Fundamental
Change: A merger or consolidation to which the Corporation is a party and in which it is the surviving corporation and there is no resulting reclassification of the outstanding Common Stock; and after giving effect to which, persons who were, immediately before the consummation or closing of such merger or consolidation, holders of outstanding Common Stock will be the direct or indirect owners of securities of the Corporation possessing, on a fully diluted basis, at least seventy-five percent (75%) of the voting power of all voting securities of the Corporation (excluding, for purposes of such computation, any such person who also is a party to such merger or consolidation).

                  "ISSUE DATE" means, with respect to each share of Series D Preferred Stock held by any holder, the date on which the Corporation originally issued such share to such holder (regardless of the number of times transfer of such share is made on the stock transfer books maintained by or for the Corporation, and regardless of the number of certificates which may be issued to evidence such share, and irrespective of any subsequent transfer or other disposition of such share to any other holder), pursuant to a periodic issuance of the Series D Preferred Stock (not less than thirty (30) days apart) under the Stock Purchase Agreement in which the Corporation has the right to request a purchase of the Series D Preferred Stock during any thirty-day period.

                  "MARKET PRICE" means the average of the closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market or Nasdaq National Market or, if the

Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded, for the five
(5) Trading Days prior to the Closing Date, Effective Date, any Issue Date, or any date of conversion of the series D Preferred Stock.

                  "TRADING DAY" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business; or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is listed on the Nasdaq system (or such other trading system then in use by the National Association of Securities Dealers, Inc.), a day on which such system is open for the transaction of business; or, if the foregoing does not apply, any business day.

                  2.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series D Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated by the Board of Directors in the future to be senior to or on a parity with the Series D Preferred Stock with respect to liquidation preferences, the holder of each share of Series D Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to the Original Issue Price per share of Series D Preferred Stock held by any holder (the "LIQUIDATION VALUE"). For purposes hereof, the Series D Preferred Stock shall rank on liquidation junior to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

                  If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series D Preferred Stock the full amount to which they otherwise would be entitled, the holders of Series D Preferred Stock shall share ratably in any distribution of available assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series D Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full, based upon the aggregate Liquidation Value payable upon all shares of Series D Preferred Stock then outstanding.

                  After such payment shall have been made in full to the holders of the Series D Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series D Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and any class or series of capital stock designated to be junior to the Series D Preferred Stock (if any) in right of payment upon any liquidation, dissolution or winding up of the Corporation.

                  The amounts set forth above shall be subject to equitable adjustment by the Board of Directors whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series D Preferred Stock.

                  (b) DISTRIBUTIONS OTHER THAN CASH. Whenever the distributions provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series D Preferred Stock.

                  (c) EVENTS NOT DEEMED A LIQUIDATION. Neither the merger or consolidation of the Corporation into or with any other corporation(s), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation under this Section 2.

         3.       VOTING POWER.

                  (a) GENERAL. Except as otherwise expressly provided in this
Section 3 or as otherwise required by the General Corporation Law of the State of Delaware, each holder of Series D Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series D Preferred Stock could be converted, pursuant to the provisions of
Section 4 hereof, at the record date for the determination of stockholders entitled to vote on any matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

                  Such determination of "whole shares" shall be based upon the aggregate number of shares of Series D Preferred Stock held by each holder, and not upon each share of Series D Preferred Stock so held by the holder.

                  (b) AMENDMENTS TO CHARTER. For so long as there are any shares of Series D Preferred Stock outstanding, the Corporation shall not amend its Certificate of Incorporation or this Certificate of Designation without the approval, by vote or written consent, of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting together as a class, each share of Series D Preferred Stock to be entitled to one vote in each instance, if such amendment would adversely affect the rights of the holders of Series D Preferred Stock. Without limiting the generality of the foregoing, the creation, or increase in the authorized number of shares, of any class or series of stock ranking prior to or on a parity with the Series D Preferred Stock either as to dividends or upon liquidation shall be deemed to adversely affect the rights of the holders of Series D Preferred Stock for purposes of this
Section 3(b).



         4.       CONVERSION RIGHTS.

                  (a) CONVERSION AT THE OPTION OF HOLDERS. Each holder of Series D Preferred Stock shall have the right at any time, at such holder's option, to convert the shares of Series D Preferred Stock held by such holder into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series D Preferred Stock to be converted by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price (as defined below).

                  (b) CONVERSION PRICE. The conversion price per share (the "CONVERSION PRICE") shall be equal to the lesser of subsections (i) and (ii) below:

                           (i) Eighty-five percent (85%) of the Market Price
prior to any conversion of the Series D Preferred Stock; or

                           (ii) one hundred twenty-five percent (125%) of the
Market Price on the Closing Date.

                  (c) CONVERSION AT OPTION OF CORPORATION. At any time after the close of business on the two-year anniversary of the Effective Date, all of the shares of Series D Preferred Stock shall be convertible, at the option of the Corporation, into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series D Preferred Stock outstanding on the Mandatory Conversion Date (as defined below) by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price.

                  The Corporation shall give notice of its exercise of such conversion option to all holders of Series D Preferred Stock no later than five
(5) Trading Days before the date as of which the Corporation has elected to make such conversion effective (such effective date of the conversion, the "MANDATORY CONVERSION DATE"). Each holder of Series D Preferred Stock as of the Mandatory Conversion Date shall, promptly after such date, surrender for conversion to the Corporation at its principal office or to any transfer agent for the Series D Preferred Stock or the Common Stock all certificates representing all shares of Series D Preferred Stock held by such holder, accompanied by a written notice specifying the name or names in which such holder wishes the certificate(s) for shares of Common Stock to be issued.

                  Effective as of the close of business on the Mandatory Conversion Date, each share of Series D Preferred Stock then outstanding shall be (and be deemed to have been) converted automatically, without any further action by the holders thereof, into shares of Common Stock. Such conversion shall be deemed to have occurred whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                  (d) LIMITATION ON NUMBER OF SHARES. Additionally, notwithstanding anything set forth in this Section 4 to the contrary, in no event shall any holder of Series D Preferred Stock, prior to earlier to occur of the Mandatory Conversion Date or the date of the consummation or closing of a Fundamental Change, be entitled to convert Series D Preferred Stock into shares of Common Stock to the extent that (x) the number of shares of the Corporation's Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series D Preferred Stock held by such holder) plus (y) the number of shares of Common Stock issuable upon such conversion would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the shares of Common Stock then outstanding. For purposes of this Section 4(d), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and 13G promulgated thereunder, except as otherwise provided in clause (x) of this Section 4(d). Each holder shall, upon delivering to the Corporation a notice of election to convert shares of Series D Preferred Stock in accordance with Section 4(i) hereof, be required to provide the Corporation with a certification in form and substance reasonably satisfactory to the Corporation, that the conversion of the Series D Preferred Stock being converted will not result in such holder and its affiliates beneficially holding more than 4.9%, determined as heretofore provided, of the outstanding shares of Common Stock on such Conversion Date. If the holder cannot make such certification, the shares of Series D Preferred Stock to be converted shall not be convertible. Notwithstanding the foregoing, upon the Mandatory Conversion Date or upon the consummation or closing of a Fundamental Change, all such shares of Series D Preferred Stock then outstanding shall be converted into Common Stock in accordance with Section 4(c) or 4(g), as applicable.

                  (e) DIVIDENDS OTHER THAN COMMON STOCK DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series D Preferred Stock.

                  (f) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holders of Series D Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series D Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  (g) MANDATORY CONVERSION - FUNDAMENTAL CHANGE. If any Fundamental Change shall occur, then each share of Series D Preferred Stock outstanding as of the date of the consummation or closing thereof shall be (and be deemed to have been) converted automatically, without any further action by the holders thereof, into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series D Preferred Stock outstanding on the on the date of such consummation or closing date by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price. Such conversion shall be deemed to have occurred whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                  The Corporation shall give notice of a proposed or anticipated Fundamental Change to all holders of the Series D Preferred Stock not later than thirty (30) days before the expected closing or consummation of such Fundamental Change, provided that at all times during such thirty-day period a registration statement shall be in effect to permit the registration of the

Common Stock issuable upon conversion of the Series D Preferred Stock under the Securities Act of 1933, as amended. The Corporation also shall give prompt notice of the closing or consummation of such Fundamental Change to all holders of record of the Series D Preferred Stock as of the date of such closing or consummation. Each holder of Series D Preferred Stock shall thereupon promptly surrender for conversion, to the Corporation at its principal office or to any transfer agent for the Series D Preferred Stock or the Common Stock, all certificates representing all shares of Series D Preferred Stock held by such holder, accompanied by a written notice specifying the name or names in which such holder wishes the certificate(s) for shares of Common Stock to be issued.

                  (h) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Original Issue Price, the Corporation at its expense will furnish each holder of Series D Preferred Stock so affected with a certificate prepared by an officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  (i) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series D Preferred Stock shall give written notice by telecopy to the Corporation at its principal office that such holder elects to convert shares of its Series D Preferred Stock and shall thereafter surrender the original certificate(s) representing the shares being converted to the Corporation at its principal office together with an originally executed copy of such notice. Such notice shall also state the name or names (with its address or addresses, as well as the address(es) for delivery) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for the shares of Series D Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. As promptly as practicable after the Corporation receives the original certificate(s) for the shares of Series D Preferred Stock surrendered for conversion, the proper assignment thereof to the Corporation or in blank and the original notice of conversion (collectively, the "ORIGINAL DOCUMENTATION"), but in no event more than three (3) Trading Days after the Corporation's receipt of the Original Documentation, the Corporation shall issue and shall deliver to the holder of the shares of Series D Preferred Stock being converted, at the addresses set forth therefor by the holder, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series D Preferred Stock in accordance with the provisions of this Section 4, and cash, as provided in
Section 4(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series D Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby. If the Corporation fails to issue and deliver to such holder such certificate(s) for shares of Common Stock within three (3) Trading Days after the Corporation's receipt of the Original Documentation, the Corporation shall pay the liquidated damages set forth in the Stock Purchase Agreement between the Corporation and the initial purchasers of the Series D Preferred Stock.

                  (j) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series D Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of Series D Preferred Stock, the Corporation shall pay to the holder of the shares of Series D Preferred Stock being converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series D Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series D Preferred Stock being converted.

                  (k) PARTIAL CONVERSION. In the event some but not all of the shares of Series D Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series D Preferred Stock which were not converted. Such new certificate shall be so delivered on or prior to the date set forth in Section 4(i) for the delivery of certificates for shares of Common Stock.

                  (l) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock (including any shares of Series D Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series D Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock (including any shares of Series D Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series D Preferred Stock), then the Corporation shall be deemed to be in breach and default of its obligations hereunder, and in addition to all charges, claims and rights at law or in equity that each holder shall be entitled to, the Corporation shall use all means reasonably available to it, and promptly take any and all actions as may be necessary, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         5. REDEMPTION AND REPURCHASE RIGHTS. The Corporation shall have no right to redeem, and holders of shares of Series D Preferred Stock shall have no right to cause the Corporation to redeem, any or all of the outstanding shares of Series D Preferred Stock.

         6. NOTICES OF RECORD DATE. In the event of any:

                  (a) taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

                  (c) voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall telecopy and thereafter mail or cause to be mailed to each holder of Series D Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be telecopied and thereafter mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

         7.       GENERAL.

                  (a) REPLACEMENT OF CERTIFICATES. Upon the Corporation's receipt, from the holder of any certificate evidencing shares of Series D Preferred Stock, of evidence reasonably satisfactory to the Corporation (an affidavit of such holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of such certificate, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, and in the case of any such mutilation, upon surrender of such certificate, the Corporation (at its expense) shall execute and deliver to such holder, in lieu of such certificate, a new certificate that represents the number of shares represented by, is dated the date of, is issued in the name of the holder of, and is substantially identical in form of, such lost, stolen, destroyed or mutilated certificate.

                  (b) PAYMENT OF TAXES. The Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed in connection with the issuance or delivery of any shares of Common Stock (or other of the Corporation's securities) that results from the conversion of shares of Series D Preferred Stock pursuant to this Certificate of Designations. Notwithstanding the foregoing, if the Corporation, pursuant to a notice from a holder of any shares of Series D Preferred Stock, effects the issuance or delivery of any shares of Common Stock (or other of the Corporation's securities) in any name(s) other than such holder's name, then such holder shall deliver to the Corporation with the aforesaid notice (A) all transfer taxes and other governmental charges payable upon the issuance or delivery of securities in such other name(s) or (B) evidence satisfactory to the Corporation that such taxes and charges have been or shall be paid in full.

                  (c) STATUS OF REDEEMED OR CONVERTED SHARES. Shares of Series D Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation in any manner (including by purchase or exchange) shall be canceled and upon cancellation (i) shall no longer be deemed to be outstanding, (ii) shall become authorized but unissued shares of preferred stock undesignated as to series and (iii) may be reissued as part of another series of preferred stock.

E. DESCRIPTION AND DESIGNATION OF SERIES E PREFERRED STOCK

         1. DESIGNATION. A total of 10,500 shares of the Corporation's previously undesignated Preferred Stock, $.01 par value, shall be designated as the "Series E Preferred Stock." The original issue price per share of the Series E Preferred Stock shall be $100.00 (the "ORIGINAL ISSUE PRICE").

         2. NON-TRANSFERABILITY. Series E Preferred Stock shall be non-transferable because there does not exist an established trading market for said stock and the Series E Preferred Stock may only be converted by the original holder of the stock certificates evidencing ownership of such shares.

         3. PARTICIPATING DIVIDENDS. In the event that the Board of Directors shall declare a cash dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series E Preferred Stock shall be entitled to the amount of dividends on the Series E Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series E Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 6 hereof, such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series E Preferred Stock held by each holder, and not upon each share of Series E Preferred Stock so held by the holder.

         4. LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series E Preferred Stock (if any), and subject to the liquidation rights and preferences of any class or series of preferred stock issued in the future and designated by the Board of Directors to be senior to, or on a parity with the Series E Preferred with respect to liquidation preferences, the holders of each share of Series E Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an aggregate amount equal to $1,050,000 minus the aggregate amount of all actual cash proceeds received from the sale of the Converted Shares of Common Stock as that term is defined in Section 6(c)(i) (the "LIQUIDATION VALUE"), which liquidation value shall be distributed pro rata to the holders of the Series E Preferred Stock in proportion to the number of shares held by each such holder of Series E Preferred Stock. The Series E Preferred Stock will rank junior to all classes of preferred stock currently outstanding but senior to the Common Stock.

                  If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series E Preferred Stock the full amounts to which they otherwise would be entitled, the holders of Series E Preferred Stock shall share ratably in any distribution of available assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series E Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full, based upon the aggregate Liquidation Value payable upon all shares of Series E Preferred Stock then outstanding.

                  After such payment shall have been made in full to the holders of the Series E Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series E Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and any other class or series of capital stock designated to be junior to the Series E Preferred Stock (if any) in right of payment upon any liquidation, dissolution or winding up of the Corporation.

                  The amounts set forth above shall be subject to equitable adjustment by the Board of Directors whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series E Preferred Stock.

                  (b) DISTRIBUTIONS OTHER THAN CASH. Whenever the distributions provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series E Preferred Stock.

                  (c) DESIGNATION OF SENIOR PREFERRED STOCK. The Corporation shall not create or designate a series of preferred stock senior to the Series E Preferred Stock if the sole purpose of such new series of preferred stock is the acquisition of the capital stock or assets of another corporation in any business combination where the Corporation is the acquiror. The Corporation may create or designate a new series of preferred stock senior to or on a parity with the Series E Preferred Stock if the purpose of such new series of preferred stock is a financing for the Corporation's working capital obligations or general corporate purposes.

         5. VOTING POWER.

                  (a) GENERAL. Except as otherwise expressly provided in this
Section 5 or as otherwise required by the General Corporation Law of the State of Delaware, each holder of Series E Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series E Preferred Stock could be converted, pursuant to the provisions and limitations of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on any matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law, the holders of shares of Series E Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

                  Such determination of "whole shares" shall be based upon the aggregate number of shares of Series E Preferred Stock held by each holder, and not upon each share of Series E Preferred Stock so held by the holder.



         6. CONVERSION RIGHTS. The holders of the Series E Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

                  (a) OPTIONAL CONVERSION. No shares of Series E Preferred Stock held by any holder shall be convertible by such holder prior to three hundred and sixty-five (365) days after the original date of issue of the Series E Preferred Stock (the "ORIGINAL ISSUE DATE"). Beginning three hundred and sixty-five (365) days after the Original Issue Date, each such holder of Series E Preferred Stock shall have the right, at such holder's option, to convert during any five (5) trading day period up to a maximum of 420 shares of Series E Preferred Stock held by such holder into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series E Preferred Stock to be converted by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price (as defined below).

                  (b) "CONVERSION PRICE" shall equal the average of the closing bid price of the Common Stock of the Corporation as reported in the National Association of Securities Dealers Automated Quotation ("NASDAQ") system for the SmallCap Market for the three (3) trading days immediately prior to the day of the conversion.

                  (c)  AUTOMATIC CANCELLATION OF PREFERRED STOCK.

                           (i) AUTOMATIC CANCELLATION. Subject to the
limitations set forth in Section 6(a) above, if a Series E Preferred Stock holder converts Series E Preferred Stock into Common Stock (the "CONVERTED SHARES OF COMMON STOCK") pursuant to this Section 6 and thereafter sells the Converted Shares of Common Stock within five (5) trading days of the Conversion Date as defined in Section 6(f), the dollar amount of the net proceeds from this sale (after brokers' commissions and expenses but before payment of any tax liabilities resulting from the sale) will be added to an account of the selling Series E Preferred Stock holder(s), that for purposes of this section shall be called the "STOCKHOLDER'S TOTAL VALUE ACCOUNT." If a Series E Preferred Stock holder converts Series E Preferred Stock into Common Stock pursuant to Section 6 and thereafter does not sell the Converted Shares of Common Stock within five
(5) trading days of the Conversion Date, a dollar amount, equal to the Conversion Price for such Converted Shares of Common Stock multiplied by the number of such Converted Shares of Common Stock held in excess of five (5) trading days, will be added to the Stockholder's Total Value Account. Once the aggregate dollar amount of all Stockholders' Total Value Accounts exceeds $1,050,000, any and all remaining, unconverted shares of Series E Preferred Stock will be automatically canceled by the Corporation without consideration



                           (ii) EXAMPLE. By way of example and illustration of
the foregoing conversion mechanics, if a holder of Series E Preferred Stock converts 420 shares of Series E Preferred Stock on the first day possible under
Section 6(a) above, at a Conversion Price of $1.00 (thereby receiving 42,000 shares of Common Stock) and resells all of those shares within the next five (5) trading days at a sale price of $0.75 per share, $31,500 (a sale price of $0.75 multiplied by 42,000 shares sold), less any costs of the transaction (that is, broker's commissions and expenses but not payment of any tax liability resulting from the sale) will be added to the Stockholder's Total Value Account. If, after waiting five (5) trading days the holder of Series E Preferred Stock converts another 420 shares of Series E Preferred Stock, at a Conversion Price of $2.00 (thereby receiving 21,000 shares of Common Stock) and resells only 10,000 shares within the next five (5) trading days at a sale price of $1.50 per share, $15,000 (a sale price of $1.50 multiplied by 10,000 shares sold) less any costs of the transaction will be added to the Stockholder's Total Value Account. Additionally, $22,000 will be added to the Stockholder's Total Value Account reflecting the 11,000 unsold shares of Common Stock valued at the $2.00 Conversion Price. This value applies because the shares of Common Stock were held for more than five (5) trading days. Once the aggregate amount of all Stockholders' Total Value Accounts reaches or exceeds $1,050,000, all the remaining shares of unconverted Series E Preferred Stock will be automatically canceled by the Corporation without any further action by the holder(s) of Series E Preferred Stock.

                           (iii) SURRENDER OF CERTIFICATES UPON AUTOMATIC
CANCELLATION. Upon the occurrence of the cancellation events specified in the preceding paragraph (i), the holders of the Series E Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock.

                  (d) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series E Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holders of Series E Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series E Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  (e) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation or the acquisition by the Corporation of other businesses where the Corporation survives as a going concern), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series E Preferred Stock the total number of shares of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted all of their shares of Series E Preferred Stock into Common Stock at the Conversion Price (notwithstanding the limitations on conversion set forth in Section 6(a) above).

                  (f) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege in accordance with the time limitations of Section 6(a), a holder of Series E Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Series E Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate(s) representing the shares of Series E Preferred Stock being converted, shall be the "CONVERSION DATE." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series E Preferred Stock being converted, or on its written order, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series E Preferred Stock in accordance with the provisions of this Section 6, and cash, as provided in
Section 6(g), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series E Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

                  (g) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series E Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series E Preferred Stock, the Corporation shall pay to the holder of the shares of Series E Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series E Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series E Preferred Stock being converted.

                  (h) PARTIAL CONVERSION. In the event some but not all of the shares of Series E Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series E Preferred Stock which were not converted.

                  (i) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock (including any shares of Series E Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series E Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Preferred Stock (including any shares of Series E Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series E Preferred Stock), the Corporation shall use all reasonable efforts and take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (j) NO REISSUANCE OF PREFERRED STOCK. Until the cancellation of all issued and outstanding shares of Series E Preferred Stock as set forth in
Section 6(c) above, no share or shares of Series E Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares of Series E Preferred Stock which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series E Preferred Stock. Any shares of Series E Preferred Stock so canceled or retired may be added to the Corporation's reserve of authorized but undesignated Preferred Stock.

         7. NOTICES OF RECORD DATE. In the event of any:

                  (a) taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

                  (c) voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series E Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

F. DESCRIPTION AND DESIGNATION OF SERIES F PREFERRED STOCK

         1. DESIGNATION. A total of 5,000 shares of the Corporation's previously undesignated Preferred Stock, $.01 par value, shall be designated as the "Series F Preferred Stock." The original issue price per share of the Series F Preferred Stock shall be $100.00 (the "ORIGINAL ISSUE PRICE").

         2. NON-TRANSFERABILITY. Series F Preferred Stock shall be non-transferable because there does not exist an established trading market for said stock and the Series F Preferred Stock may only be converted by the original holder of the stock certificates evidencing ownership of such shares.

         3. PARTICIPATING DIVIDENDS. In the event that the Board of Directors shall declare a cash dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series F Preferred Stock shall be entitled to the amount of dividends on the Series F Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series F Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 6 hereof, such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series F Preferred Stock held by each holder, and not upon each share of Series F Preferred Stock so held by the holder.

         4.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series F Preferred Stock (if any), and subject to the liquidation rights and preferences of any class or series of preferred stock issued in the future and designated by the Board of Directors to be senior to, or on a parity with the Series F Preferred with respect to liquidation preferences, the holders of each share of Series F Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an aggregate amount equal to $500,000, minus the aggregate amount of all actual cash proceeds received from the sale of the Converted Shares of Common Stock as that term is defined in Section 6(c)(i) (the "LIQUIDATION VALUE"). The Liquidation Value shall be distributed pro rata to the holders of the Series F Preferred Stock in proportion to the number of shares held by each such holder of Series F Preferred Stock. The Series F Preferred Stock will rank junior to all classes of preferred stock currently outstanding but senior to the Common Stock (with the exception of the Series E Preferred Stock, in which case the Series F Preferred Stock shall rank on a parity with the Series E Preferred Stock).

                  If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series F Preferred Stock the full Liquidation Value to which they otherwise would be entitled, the holders of Series F Preferred Stock shall share ratably in any distribution of available assets pro rata in proportion to the respective Liquidation Value amount which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series F Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full, based upon the aggregate Liquidation Value amount payable upon all shares of Series F Preferred Stock then outstanding.

                  After such payment shall have been made in full to the holders of the Series F Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series F Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and any other class or series of capital stock designated to be junior to the Series F Preferred Stock (if any) in right of payment upon any liquidation, dissolution or winding up of the Corporation.

                  The amounts set forth above shall be subject to equitable adjustment by the Board of Directors whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series F Preferred Stock.

                  (b) DISTRIBUTIONS OTHER THAN CASH. Whenever the distributions provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series F Preferred Stock.

                  (c) DESIGNATION OF SENIOR PREFERRED STOCK. Without the consent of the holders of a majority of the outstanding shares of Series F Preferred Stock, and during the period of time in which the Series F Preferred Stock is outstanding, the Corporation shall not create or designate a series of preferred stock senior to the Series F Preferred Stock if the sole purpose of such new series of preferred stock is the acquisition of the capital stock or assets of another corporation in any business combination where the Corporation is the acquiror. The Corporation may create or designate a new series of preferred stock senior to or on a parity with the Series F Preferred Stock if the purpose of such new series of preferred stock is a financing for the Corporation's working capital obligations or general corporate purposes (on a consolidated basis).

         5.       VOTING POWER.

                  (a) GENERAL. Except as otherwise expressly provided in this
Section 5 or as otherwise required by the General Corporation Law of the State of Delaware, each holder of Series F Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series F Preferred Stock could be converted, pursuant to the provisions of
Section 6 hereof (but determined as if all shares of the Series F Preferred Stock could otherwise convert all of such Series F Preferred Stock into Common Stock, notwithstanding the conversion limitations of Section 6(a) hereof) at the record date for the determination of stockholders entitled to vote on any matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly required by law, the holders of shares of Series F Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

                  Such determination of "whole shares" shall be based upon the aggregate number of shares of Series F Preferred Stock held by each holder, and not upon each share of Series F Preferred Stock so held by the holder.

         6. CONVERSION RIGHTS. The holders of the Series F Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

                  (a) OPTIONAL CONVERSION. No shares of Series F Preferred Stock held by any holder shall be convertible by such holder prior to June 30, 1998. Beginning on June 30, 1998, a maximum aggregate amount of 200 shares of Series F Preferred Stock (calculated for all holders of Series F Preferred Stock) may be convertible in any five (5) trading day period. Each holder of Series F Preferred Stock shall have the right, at such holder's option, to convert the shares of Series F Preferred Stock held by such holder (subject to the maximum aggregate amount of 200 shares of Series F Preferred Stock convertible into Common Stock during each five (5) day trading period) into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series F Preferred Stock to be converted by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price (as defined below).

                  (b) "CONVERSION PRICE" shall equal the average of the closing bid price of the Common Stock of the Corporation as reported in the National Association of Securities Dealers Automated Quotation ("NASDAQ") system for the SmallCap Market for the three (3) trading days immediately prior to the day of the conversion.

                  (c)  AUTOMATIC CANCELLATION OF PREFERRED STOCK.

                           (i) AUTOMATIC CANCELLATION. Subject to the
limitations set forth in Section 6(a) above, if a Series F Preferred Stock holder converts Series F Preferred Stock into Common Stock (the "CONVERTED SHARES OF COMMON STOCK") pursuant to this Section 6 and thereafter sells the Converted Shares of Common Stock within five (5) trading days of the Conversion Date as defined in Section 6(f), the dollar amount of the net proceeds from this sale (after brokers' commissions and expenses but before payment of any tax liabilities resulting from the sale) will be added to the account of the selling holder(s) of Series F Preferred Stock that for purposes of this section shall be called the following: (1) the "GDLP TOTAL VALUE ACCOUNT" (reflecting the conversion of up to 1,500 shares of Series F Preferred Stock issued to Generic Distributors Limited Partnership ("GDLP") in connection with a certain Asset Purchase Agreement by and among DynaGen, Generic Distributors Incorporated, GDLP, United Pharmacists Inc., and Mr. Donald Couvillon ("COUVILLON"), dated as of December 15, 1997, as amended (the "ASSET PURCHASE AGREEMENT"); (2) the "GDLP DEFICIENCY IN NET PROCEEDS TOTAL VALUE ACCOUNT" (reflecting the issuance of any Additional Series F Shares (as that term is defined in Amendment No. 1 to the Asset Purchase Agreement) to GDLP in connection with any Deficiency in Net Proceeds, (as that term is defined in such Amendment No. 1); (3) the "COUVILLON TOTAL VALUE ACCOUNT" (reflecting the conversion of up to 700 shares of Series F Preferred Stock issued to Couvillon pursuant to the Asset Purchase Agreement); and (4) the "JOHNSON TOTAL VALUE ACCOUNT" (reflecting the conversion of up to 700 shares of Series F Preferred Stock issued to Mr. Sidney Johnson ("JOHNSON") pursuant to the Asset Purchase Agreement). The GDLP Total Value Account, the GDLP Deficiency in Net Proceeds Total Value Account, the Couvillon Total Value Account and the Johnson Total Value Account shall be collectively known as the "STOCKHOLDERS' TOTAL VALUE ACCOUNTS".

         If a holder of Series F Preferred Stock converts Series F Preferred Stock into Common Stock pursuant to Section 6(a) and thereafter does not sell the Converted Shares of Common Stock within five (5) trading days of the Conversion Date, then a dollar amount, equal to the Conversion Price for such Converted Shares of Common Stock multiplied by the number of such Converted Shares of Common Stock held in excess of such five (5) trading days, will be added to the applicable Stockholder's Total Value Account (that is, the GDLP Total Value Account, the GDLP Deficiency in Net Proceeds Total Value Account, the Couvillon Total Value Account or the Johnson Total Value Account, as the case may be). Once the aggregate dollar amount of the GDLP Total Value Account equals or exceeds $100,000, any and all remaining unconverted shares of Series F Preferred Stock held by GDLP (with the exception of any Additional Series F Shares issued pursuant to Section 1.05(e) of the Asset Purchase Agreement) will be automatically canceled by the Corporation without consideration. Once the aggregate dollar amount of the GDLP Deficiency in Net Proceeds Total Value Account equals or exceeds the Deficiency in Net Proceeds, any and all remaining unconverted Additional Series F Shares held by GDLP will be automatically canceled by the Corporation without consideration. Once the aggregate dollar amount of the Couvillon Total Value Account exceeds $50,000, any and all remaining, unconverted shares of Series F Preferred Stock held by Couvillon will be automatically canceled by the Corporation without consideration. Once the aggregate dollar amount of the Johnson Total Value Account exceeds $50,000, any and all remaining, unconverted shares of Series F Preferred Stock held by Johnson will be automatically canceled by the Corporation without consideration.

                           (ii) EXAMPLE. By way of example and illustration of
the foregoing conversion mechanics, if a holder of Series F Preferred Stock converts 100 shares of Series F Preferred Stock on the first day eligible for conversion under Section 6(a) above, at a Conversion Price of $1.00 (thereby receiving 10,000 shares of Common Stock) and resells all of those shares within the next five (5) trading days at a sale price of $0.75 per share, then $7,500 (a sale price of $0.75 multiplied by 10,000 shares sold), less any costs of the transaction (that is, broker's commissions and expenses but not payment of any tax liability resulting from the sale) will be added to the Stockholders' Total Value Account. If, after waiting five (5) trading days, the holder of Series F Preferred Stock converts another 100 shares of Series F Preferred Stock, at a Conversion Price of $2.00 (thereby receiving 5,000 shares of Common Stock) but resells only 2,500 of the 5,000 shares within the next five (5) trading days at a sale price of $1.50 per share, then $3,750 (a sale price of $1.50 multiplied by 2,500 shares of Common Stock sold) less any costs of the transaction will be added to the Stockholder's Total Value Account. Additionally, $5,000 will be added to the Stockholders' Total Value Account, reflecting the 2,500 unsold shares of Common Stock valued at the $2.00 Conversion Price. This value applies because the 2,500 shares of Common Stock were held, and not sold, for more than five (5) trading days. Once the aggregate amount of the Stockholders' Total Value Accounts reaches or exceeds amounts mentioned in Section 6(c)(i) above, all the remaining shares of unconverted Series F Preferred Stock, held by that holder will be automatically canceled in accordance with 6(c)(i) above, by the Corporation without any further action by the holder(s) of Series F Preferred Stock.

                           (iii) SURRENDER OF CERTIFICATES UPON AUTOMATIC
CANCELLATION. Upon the occurrence of the cancellation events specified in the preceding paragraph (i), the holders of the Series F Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock.

                  (d) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series F Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holders of Series F Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series F Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  (e) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation or the acquisition by the Corporation of other businesses where the Corporation survives as a going concern), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Series F Preferred Stock shall thereafter be entitled to receive upon conversion of the Series F Preferred Stock the total number of shares of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted all of their shares of Series F Preferred Stock into Common Stock at the Conversion Price (notwithstanding the limitations on conversion set forth in Section 6(a) above).

                  (f) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege in accordance with the time limitations of Section 6(a), a holder of Series F Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Series F Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate(s) representing the shares of Series F Preferred Stock being converted, shall be the "CONVERSION DATE." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series F Preferred Stock being converted, or on its written order, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series F Preferred Stock in accordance with the provisions of this Section 6, and cash, as provided in
Section 6(g), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series F Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

                  (g) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series F Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series F Preferred Stock, the Corporation shall pay to the holder of the shares of Series F Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series F Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series F Preferred Stock being converted.

                  (h) PARTIAL CONVERSION. In the event some but not all of the shares of Series F Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series F Preferred Stock which were not converted.

                  (i) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series F Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series F Preferred Stock (including any shares of Series F Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series F Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series F Preferred Stock (including any shares of Series F Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series F Preferred Stock), the Corporation shall use all reasonable efforts and take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (j) NO REISSUANCE OF PREFERRED STOCK. Until the cancellation of all issued and outstanding shares of Series F Preferred Stock as set forth in
Section 6(c) above, no share or shares of Series F Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares of Series F Preferred Stock which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series F Preferred Stock. Any shares of Series F Preferred Stock so canceled or retired may be added to the Corporation's reserve of authorized but undesignated Preferred Stock.

         7. NOTICES OF RECORD DATE. In the event of any:

                  (a) taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

                  (c) voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series F Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

G.       DESCRIPTION AND DESIGNATION OF SERIES G PREFERRED STOCK

         1.       DESIGNATION AND DEFINITIONS.

                  (a) DESIGNATION. A total of 10,000 shares of the Corporation's previously undesignated Preferred Stock, $.01 par value, shall be designated as the "SERIES G PREFERRED STOCK." The original issue price per share of the Series G Preferred Stock shall be $100.00 (the "ORIGINAL ISSUE PRICE").

                  (b) CERTAIN DEFINITIONS. As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

                           (i) "COMMON STOCK" means the Common Stock, $.01 par
value of the Corporation.

                           (ii) "CONVERSION DATE" means the date on which the
Corporation receives written notice together with the certificate(s) representing the shares of Series G Preferred Stock being converted in accordance with Section 5(f) hereof, from a holder of Series G Preferred Stock that such holder elects to convert shares of its Series G Preferred Stock.

                           (iii) "CONVERSION PRICE" means the average of the
closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market or Nasdaq National Market or, if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded, for the three (3) trading days immediately preceding any holder's Conversion Date.



                           (iv) "NET PROCEEDS" means an amount equal to the
dollar amount realized by any holder of Series G Preferred Stock upon the sale of Converted Shares of Common Stock (as defined below in Section 5(b)), minus 2% of such dollar amount to account for any commissions and fees related to the sale of such Converted Shares of Common Stock.

                           (v) "ORIGINAL ISSUE DATE" means the date upon which
each holder of Series G Preferred Stock first receives shares of Series G Preferred Stock from the Corporation. With respect to each such holder, this date will be that holder's Original Issue Date.

                           (vi) " AVERAGE DAILY TRADING VOLUME" means the
average of the daily trading volume of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market or Nasdaq National Market or, if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded, for the three
(3) trading days immediately preceding any holder's Conversion Date.

         2.       DIVIDENDS.

                  (a) STATED DIVIDEND. Commencing on the Original Issue Date and continuing thereafter until there are no shares of Series G Preferred Stock outstanding, each holder of Series G Preferred Stock will be entitled to receive a dividend of Six Dollars ($6.00) per share per annum (the "SERIES G STATED DIVIDEND"). The Series G Stated Dividend shall be payable on the last day of each month after the Original Issue Date. Stated Dividends shall be payable by the Corporation in cash or

Common Stock of the Corporation, at the sole discretion of the Corporation, whether or not earned or declared.

         (b) DECLARED DIVIDENDS. In the event that the Board of Directors shall declare a cash dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series G Preferred Stock shall be entitled to the amount of dividends on the Series G Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series G Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series G Preferred Stock held by each holder, and not upon each share of Series G Preferred Stock so held by the holder.

         3.       LIQUIDATION, DISSOLUTION OR WINDING UP.

         (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series G Preferred Stock (if any), and subject to the liquidation rights and preferences of any class or series of preferred stock issued in the future and designated by the Board of Directors to be senior to, or on a parity with the Series G Preferred Stock with respect to liquidation preferences, the holders of each share of Series G Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an aggregate amount equal to the number of unconverted shares of Series G Preferred Stock then held by such holder multiplied by $100, minus the aggregate amount of all actual cash proceeds received from the sale of the Converted Shares of Common Stock as that term is defined in Section 5(c)(i) (the "LIQUIDATION VALUE"). The Liquidation Value shall be distributed pro rata to the holders of the Series G Preferred Stock in proportion to the number of shares held by each such holder of Series G Preferred Stock. The Series G Preferred Stock will rank junior to all classes of preferred stock currently outstanding or hereafter created but senior to the Common Stock.

         If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series G Preferred Stock the full Liquidation Value to which they otherwise would be entitled, the holders of Series G Preferred Stock shall share ratably in any distribution of available assets pro rata in proportion to the respective Liquidation Value amount which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series G Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full, based upon the aggregate Liquidation Value amount payable upon all shares of Series G Preferred Stock then outstanding.

         After such payment shall have been made in full to the holders of the Series G Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series G Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and any other class or series of capital stock designated to be junior to the Series G Preferred Stock (if any) in right of payment upon any liquidation, dissolution or winding up of the Corporation.

                  The amounts set forth above shall be subject to equitable adjustment by the Board of Directors whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series G Preferred Stock.

         (b) DISTRIBUTIONS OTHER THAN CASH. Whenever the distributions provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series G Preferred Stock.

         4.       VOTING POWER.

         (a) GENERAL. The Series G Preferred Stock shall have no voting rights.

         5. CONVERSION RIGHTS. The holders of the Series G Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

         (a) OPTIONAL CONVERSION. No shares of Series G Preferred Stock held by any holder shall be convertible by such holder prior to ninety (90) days after the Original Issue Date. Beginning ninety (90) days after the Original Issue Date, each holder of Series G Preferred Stock shall be entitled to convert (i) 100 shares of Series G Preferred Stock, or (ii) 5% of the Average Daily Trading Volume of the Common Stock of DynaGen, Inc., whichever amount shall be larger, in any three (3) day trading period. Each holder of Series G Preferred Stock shall have the right, at such holder's option, to convert the shares of Series G Preferred Stock held by such holder (subject to the maximum aggregate amount convertible into Common Stock during each three (3) day trading period, as set forth above in this Section 5(a)) into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series G Preferred Stock to be converted by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price.

         (b)  AUTOMATIC CANCELLATION OF PREFERRED STOCK.

                  (i) AUTOMATIC CANCELLATION. Subject to the limitations set forth in Section 5(a) above, if a holder of Series G Preferred Stock converts Series G Preferred Stock into Common Stock (the "CONVERTED SHARES OF COMMON STOCK") pursuant to this Section 5 and thereafter sells the Converted Shares of Common Stock within two (2) trading days of the Conversion Date, the Net Proceeds from this sale will be added to the account of the selling holder(s) of Series G Preferred Stock that for purposes of this section shall be called the "STOCKHOLDER'S TOTAL VALUE ACCOUNT." If a holder of Series G Preferred Stock converts Series G Preferred Stock into Common Stock pursuant to Section 5(a) and thereafter does not sell the Converted Shares of Common Stock within two (2) trading days of the Conversion Date, then a dollar amount, equal to the Conversion Price for such Converted Shares of Common Stock multiplied by the number of such Converted Shares of Common Stock held in excess of such two (2) trading days, will be added to the applicable Stockholder's Total Value Account. Once the aggregate dollar amount of the Stockholder's Total Value Account equals or exceeds an amount equal to the number of shares of Series G Preferred Stock issued by the Corporation on the $550,000, any and all remaining unconverted shares of Series G Preferred Stock will be automatically canceled by the Corporation without consideration.

                  (ii) EXAMPLE. By way of example and illustration of the foregoing conversion mechanics, if a holder of Series G Preferred Stock converts 100 shares of Series G Preferred Stock on the first day eligible for conversion under Section 5(a) above, at a Conversion Price of $1.00

(thereby receiving 10,000 shares of Common Stock) and resells all of those shares within the next two (2) trading days at a sale price of $0.75 per share, then a Net Proceeds amount of $7,350, (a sale price of $0.75 multiplied by 10,000 shares sold, or $7,500, less 2% of the proceeds to account for costs of the transaction, or $150) will be added to the Stockholders' Total Value Account. If, after waiting five (5) trading days, the holder of Series G Preferred Stock converts another 100 shares of Series G Preferred Stock, at a Conversion Price of $2.00 (thereby receiving 5,000 shares of Common Stock) but resells only 2,500 of the 5,000 shares within the next two (2) trading days at a sale price of $1.50 per share, then a Net Proceeds amount of $3,675 (a sale price of $1.50 multiplied by 2,500 shares of Common Stock sold, or $3,750, less 2% of the proceeds to account for costs of the transaction, or $75) will be added to the Stockholder's Total Value Account. Additionally, $5,000 will be added to the Stockholders' Total Value Account, reflecting the 2,500 unsold shares of Common Stock valued at the $2.00 Conversion Price. This value applies because the 2,500 shares of Common Stock were held, and not sold, for more than two (2) trading days. Once the aggregate amount of the Stockholders' Total Value Accounts reaches or exceeds $550,000, all the remaining shares of unconverted Series G Preferred Stock will be automatically canceled in accordance with 5(b)(i) above, by the Corporation without any further action by the holder(s) of Series G Preferred Stock.

                  (iii) SURRENDER OF CERTIFICATES UPON AUTOMATIC CANCELLATION. Upon the occurrence of the cancellation events specified in the preceding paragraph (i), the holders of the Series G Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock.

         (c) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series G Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holders of Series G Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series G Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

         (d) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation or the acquisition by the Corporation of other businesses where the Corporation survives as a going concern), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Series G Preferred Stock shall thereafter be entitled to receive upon conversion of the Series G Preferred Stock the total number of shares of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such merger, consolidation or sale, to which such holder would have been entitled if such holder had converted all of their shares of Series G Preferred Stock into Common Stock at the Conversion Price (notwithstanding the limitations on conversion set forth in Section 5(a) above).

         (e) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege in accordance with the time limitations of Section 5(a), a holder of Series G Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Series G Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series G Preferred Stock being converted, or on its written order, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series G Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(f), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series G Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

         (f) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series G Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series G Preferred Stock, the Corporation shall pay to the holder of the shares of Series G Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by a member of the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series G Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series G Preferred Stock being converted.

         (g) PARTIAL CONVERSION. In the event some but not all of the shares of Series G Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series G Preferred Stock which were not converted.

         (h) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series G Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series G Preferred Stock (including any shares of Series G Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series G Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series G Preferred Stock (including any shares of Series G Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series G Preferred Stock), the Corporation shall use all reasonable efforts and take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (i) NO REISSUANCE OF PREFERRED STOCK. Until the cancellation or redemption of all issued and outstanding shares of Series G Preferred Stock as set forth in Sections 5(b) above and 6(a) below, respectively, no share or shares of Series G Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares of Series G Preferred Stock which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series G Preferred Stock. Any shares of Series G Preferred Stock so canceled or retired may be added to the Corporation's reserve of authorized but undesignated Preferred Stock.

         6. REDEMPTION. The shares of Series G Preferred Stock shall be redeemed as follows:

         (a) OPTIONAL REDEMPTION. At any time after the Original Issue Date and at the sole discretion of the Corporation, the Corporation may redeem from each holder of shares of Series G Preferred Stock, any number of shares of Series G Preferred Stock as so determined by the Corporation.

         (b) REDEMPTION PRICE AND PAYMENT. The Series G Preferred Stock shall be redeemed by paying for each share in cash an amount equal to the Original Issue Price for each such share (the "REDEMPTION PRICE"). Any amount paid by the Corporation to the holders of Series G Preferred Stock pursuant to a redemption under this Section 6 shall be added to the Stockholder's Total Value Account described above in Section 5(b)(i) and such amount shall be used in calculating the automatic cancellation provisions of Section 5(b).

         (c) REDEMPTION MECHANICS. At least three (3) but not more than twenty
(20) days prior to any Optional Redemption by the Corporation, written or oral notice (the "REDEMPTION NOTICE") shall be given by the Corporation telephonically or by mail or facsimile transmission, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series G Preferred Stock notifying such holder of the redemption, the number of shares to be redeemed, the total amount to be paid by the Corporation for such redemption, the place where said Redemption Price shall be paid and the date upon which such shares shall be redeemed (the "REDEMPTION DATE"). The Redemption Notice shall be addressed to each holder at the address of such holder as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series G Preferred Stock shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         7. NOTICES OF RECORD DATE. In the event of any:

         (a) taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

         (b) capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

         (c) voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series G Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

H.       DESCRIPTION AND DESIGNATION OF SERIES H PREFERRED STOCK

         a.       DESIGNATION AND DEFINITIONS.

                  i. DESIGNATION. A total of 20,000 shares of the Corporation's previously undesignated Preferred Stock, $.01 par value, shall be designated as the "Series H. Preferred Stock." The original issue price per share of the Series H Preferred Stock shall be $100 (the "ORIGINAL ISSUE PRICE").

                  ii. CERTAIN DEFINITIONS. As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

                           (1) "AVERAGE QUOTED PRICE" means the average of the
closing bid price of the Common Stock of the Corporation as reported by the Nasdaq SmallCap Market or Nasdaq National Market or if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded, for the five (5)Trading Days immediately preceding any holder's Conversion Date, the Mandatory Redemption Date or the date of the consummation or closing of a Fundamental Change, as a the case may be.

                           (2) "COMMON STOCK" means the common stock, par value
$.01 per share, of the Corporation

                           (3) "CONVERSION DATE" means (a) three days after each
date on which the Corporation receives by telecopy written notice in accordance with Section 5(g) hereof from a holder of Series H Preferred Stock that such holder elects to convert shares of its Series H Preferred Stock or (b) the Second Anniversary of the date hereof (in the case of a Mandatory Conversion).

                           (4) "CONVERSION PRICE" means 67% of the Average
Quoted Price.

                           (5) "FUNDAMENTAL CHANGE" means: (i) any sale, lease,
exchange or other transfer of all or substantially all of the assets of the Corporation; or (ii) any merger or consolidation to which the Corporation is a party. Notwithstanding the foregoing, the following shall not be a Fundamental
Change: A merger of consolidation (a) to which the Corporation is a party; (b) in which it is the surviving corporation and there is no resulting reclassification of the outstanding Common Stock; and (c) after giving effect to which, persons who were, immediately before the consummation or closing of such merger or consolidation, holders of outstanding Common Stock will be the direct or indirect owners of securities of the Corporation possessing, on a fully diluted basis, at least fifty-one percent (51%) of the voting power of all voting securities of the Corporation (excluding, for purposes of such computation, any such person who also is a party to such merger or consolidation).

                           (6) "ISSUE DATE" means, with respect to each share of
Series H Preferred Stock held by any holder, the date on which the Corporation originally issued such share to such holder (regardless of the number of times transfer of such share is made on the stock transfer books maintained by or for the Corporation, and regardless of the number of certificates which may be issued to evidence such share, and irrespective of any subsequent transfer or other disposition of such share to any other holder).

                           (7) "TRADING DAY" means a day on which the principal
national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business; or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is listed on the Nasdaq system (or such other trading system then in use by the National Association of Securities Dealers, Inc.), a day on which such system is open for the transaction of business; or, if the foregoing does not apply, any Business Day.

         b. DIVIDENDS. Except as expressly provided herein the holders of shares of Series H Preferred Stock shall not be entitled to dividends.



                  i. DECLARED DIVIDENDS ON COMMON STOCK. If the Board of Directors shall declare a cash dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series H Preferred Stock shall be entitled to the amount of dividends on the Series H Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series H Preferred Stock held by each holder thereof could be converted pursuant to the provisions of
Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series H Preferred Stock held by each holder, and not upon each share of Series H Preferred Stock so held by the holder.

                  ii. DIVIDENDS ON OTHER SECURITIES. The Board of Directors may declare and the Corporation may pay or set apart for payment, or cause the accrual of, stated or cumulative dividends and other distributions on any other series of preferred stock, and may purchase or otherwise redeem any of the same (or any warrants, rights, options or other securities exercisable therefor or convertible or exchangeable therein), and the holders of Series H Preferred Stock shall not be entitled to share therein.

         c.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                  i. TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series H Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated by the Board of Directors in the future to be senior to or on a parity with the Series H Preferred Stock with respect to liquidation preferences, the holder of each share of Series H Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to the Original Issue Price per share of Series H Preferred Stock held by any holder, plus the Preferred Dividend accruing to the Series H Preferred

Stock pursuant to Section 2 above (the "LIQUIDATION VALUE"). For purposes hereof, the Series H Preferred Stock shall rank on liquidation junior to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock.

         If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series H Preferred Stock the full amount to which they otherwise would be entitled, the holders of Series H Preferred Stock shall share ratably in any distribution of available assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series H Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full, based upon the aggregate Liquidation Value payable upon all shares of Series H Preferred Stock then outstanding.

         After such payment shall have been made in full to the holders of the Series H Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series H Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and any class or series of capital stock designated to be junior to the Series H Preferred Stock (if any) in right of payment upon any liquidation, dissolution or winding up of the Corporation.

         The amounts set forth above shall be subject to equitable adjustment by the Board of Directors whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series H Preferred Stock.

                  ii. DISTRIBUTIONS OTHER THAN CASH. Whenever the distributions provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series H Preferred Stock.

                  iii. EVENTS NOT DEEMED A LIQUIDATION. Neither the merger or consolidation of the Corporation into or with any other corporation(s), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation under this Section 3.

         D.       VOTING POWER.

                  i. GENERAL. Except as otherwise required by the General Corporation Law of the State of Delaware, the Series H Preferred Stock shall not be entitled to vote on any matter.

                  ii. AMENDMENTS TO CHARTER. For so long as there are any shares of Series H Preferred Stock outstanding, the Corporation shall not amend its Certificate of Incorporation or this Certificate of Designation without the approval, by vote or written consent, of the holders of at least a majority of the then outstanding shares of Series H Preferred Stock, voting together as a class, each share of Series H Preferred Stock to be entitled to one vote in each instance, if such amendment would adversely affect the rights of the holders of Series H Preferred Stock; provided that the creation, or increase in the authorized number of shares, of any class or series of stock ranking prior to or on a parity with the Series H Preferred Stock either as to dividends or upon liquidation shall not be deemed to adversely affect the rights of the holders of Series H Preferred Stock for purposes of this Section 4(b).

         e.       CONVERSION RIGHTS,

                  i. CONVERSION. Subject to Section 6 and as provided elsewhere in this Section 5, each holder of Series H Preferred Stock shall have the right, at such holder's option, to convert at any time after one year from the date hereof any of the shares of Series H Preferred Stock held by such holder into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series H Preferred Stock to be converted by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price; provided that in no event shall any holder of Series H Preferred Stock convert more than twenty percent (20%) of such holder's shares of Series H Preferred Stock in any period of seven (7) consecutive days. On the second anniversary of the date hereof, all outstanding shares of Series H Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock as shall be determined by multiplying the number of shares of Series H Preferred Stock to be converted by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price.

                  ii. LIMITATION ON NUMBER OF SHARES. Additionally, notwithstanding anything set forth in this Section 5 to the contrary, and except as provided in this Section 5(b), in no event shall any holder of Series H Preferred Stock, prior to earlier to occur of the delivery of a Mandatory Redemption Notice or the date of the consummation or closing of a Fundamental Change, be entitled to convert Series H Preferred Stock into shares of Common Stock to the extent that such conversions when taken together with all other conversions of shares of Series H Preferred Stock shall exceed 19.9% of the issued and outstanding shares of Common Stock of the Corporation on the date hereof; provided that if such conversions exceed 19.9% the Corporation at its sole option shall either (i) redeem any shares of Series H Preferred Stock submitted for conversion in excess of 19.9% for an amount equal to 150% of the Original Issue Price, (ii) obtain approval of its stockholders for the issuance of such additional shares of Common Stock or (iii) do a combination of any of the foregoing. Notwithstanding the foregoing, upon the delivery of a Mandatory Redemption Notice or upon the consummation or closing of a Fundamental Change, all such shares of Series H Preferred Stock then outstanding shall be converted into Common Stock in accordance with Section 5 or Section 6, as applicable.

                  iii. DIVIDENDS OTHER THAN COMMON STOCK DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series H Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series H Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series H Preferred Stock.

                  iv. CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series H Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holders of Series H Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series H Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  v. MANDATORY CONVERSION - FUNDAMENTAL CHANGE. If any Fundamental Change shall occur, then each share of Series H Preferred Stock outstanding as of the date of the consummation or closing thereof shall be (and be deemed to have been) converted automatically, without any further action by the holders thereof, into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series H Preferred Stock outstanding on the date of such consummation or closing date by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the Conversion Price. Such conversion shall be deemed to have occurred whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

         The Corporation shall give notice of a proposed or anticipated Fundamental Change to all holders of the Series H Preferred Stock not later than thirty (30) days before the expected closing or consummation of such Fundamental Change. The Corporation also shall give prompt notice of the closing or consummation of such Fundamental Change to all holders of record of the Series H Preferred Stock as of the date of such closing or consummation. Each holder of Series H Preferred Stock shall thereupon promptly surrender for conversion, to the Corporation at its principal office or to any transfer agent for the Series H Preferred Stock or the Common Stock, all certificates representing all shares of Series H Preferred Stock held by such holder, accompanied by a written notice specifying the name or names in which such holder wishes the certificate(s) for shares of Common Stock to be issued.

                  vi. CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Original Issue Price, the Corporation at its expense will furnish each holder of Series H Preferred Stock so affected with a certificate prepared by an officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  vii. EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series H Preferred Stock shall give three days
(3) days' prior written notice by telecopy to the Corporation at its principal office that such holder elects to convert shares of its Series H Preferred Stock and shall thereafter surrender the original certificate(s) representing the shares being converted to the Corporation at its principal office together with an originally executed copy of such notice. Such notice shall also state the name or names (with its address or addresses, as well as the address(es) for delivery) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for the shares of Series H Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. As promptly as practicable after the Corporation receives the original certificate(s) for the shares of Series

H Preferred Stock surrendered for conversion, the proper assignment thereof to the Corporation or in blank and the original notice of conversion (collectively, the "ORIGINAL DOCUMENTATION"), but in no event more than three (3) Trading Days after the Corporation's receipt of the Original Documentation, the Corporation shall issue and shall deliver to the holder of the shares of Series H Preferred Stock being converted, at the addresses set forth therefor by the holder, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series H Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in
Section 5(h), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been affected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series H Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.



                  viii. CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series H Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of Series H Preferred Stock, the Corporation shall pay to the holder of the share of Series H Preferred Stock being converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series H Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series H Preferred Stock being converted.

                  ix. PARTIAL CONVERSION. In the event some but not all of the shares of Series H Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series H Preferred Stock which were not converted. Such new certificate shall be so delivered on or prior to the date set forth in Section 5 for the delivery of certificates for shares of Common Stock.

                  x. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series H Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series H Preferred Stock (including any shares of Series H Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series H Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series H Preferred Stock (including any shares of Series H Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series H Preferred Stock), then Corporation shall use all means reasonably available to it, and promptly take any and all actions as may be necessary, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         f.       REDEMPTION AND REPURCHASE RIGHTS.

                  (a) REDEMPTION AT OPTION OF CORPORATION. The Corporation may redeem all or any of the then outstanding shares of Series H Preferred Stock by notifying the holders of shares of

Series H Preferred Stock to be redeemed in writing prior to the Conversion Date for such shares (the "Mandatory Redemption Notice") of its election to redeem such shares. The Corporation shall pay in cash an amount equal to 150% of the Original Issue Price of the shares to be redeemed within 30 days after the Mandatory Redemption Notice.

         Each holder of shares of Series H Preferred Stock being redeemed shall, promptly after receipt of the Mandatory Redemption Notice surrender for redemption to the Corporation at its principal office or to any transfer agent for the Series H Preferred Stock or the Common Stock all certificates representing all shares of Series H Preferred Stock held by such holder, accompanied by a written notice specifying the name or names and address or wire transfer information in which such holder wishes the redemption payment to be made.



         Effective as of the close of business on the date of the Mandatory Redemption Notice, each share of Series H Preferred Stock then outstanding shall be (and be deemed to have been) redeemed automatically, without any further action by the holders. Such redemption shall be deemed to have occurred whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and shall cut off and supercede any pending conversion.

         g.       NOTICES OF RECORD DATE.  In the event of any:

                  i. taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  ii. capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

                  iii. voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall telecopy and thereafter mail or cause to be mailed to each holder of Series H Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be telecopied and thereafter mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

         h.       GENERAL.

                  i. REPLACEMENT OF CERTIFICATES. Upon the Corporation's receipt, from the holder of any certificate evidencing shares of Series H Preferred Stock, of evidence reasonably satisfactory to the Corporation (an affidavit of such holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of such certificate, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, and in the case of any such mutilation, upon surrender of such certificate, the Corporation (at its expense) shall execute and deliver to such holder, in lieu of such certificate, a new certificate that represents the number of shares represented by, is dated the date of, is issued in the name of the holder of, and is substantially identical in form of, such lost, stolen, destroyed or mutilated certificate.

                  ii. PAYMENT OF TAXES. The Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed in connection with the issuance or delivery of any shares of Common Stock (or other of the Corporation's securities) that results from the conversion of shares of Series H Preferred Stock pursuant to this Certificate of Designations. If the Corporation, pursuant to a notice from a holder of any shares of Series H Preferred Stock, effects the issuance or delivery of any shares of Common Stock (or other of the Corporation's securities) in any name(s) other than such holder's name, then such holder shall deliver to the Corporation with the aforesaid notice (A) all transfer taxes and other governmental charges payable upon the issuance or delivery of securities in such other name(s) or (B) evidence satisfactory to the Corporation that such taxes and charges have been or shall be paid in full.

                  iii. STATUS OF REDEEMED OR CONVERTED SHARES. Shares of Series H Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation in any manner (including by purchase or exchange) shall be canceled and upon cancellation (i) shall no longer be deemed to be outstanding, (ii) shall become authorized but unissued shares of preferred stock undesignated as to series and (iii) may be reissued as part of another series of preferred stock.

5. The corporation is to have perpetual existence.

6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the bylaws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.



7. To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

9. Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall no provide.

10. The corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned, being duly elected and acting Executive Vice President of DynaGen, Inc., has hereunto set his hand this 11th day of June, 1998.

                               /S/ Dhananjay G. Wadekar
                               ----------------------------

                               Dhananjay G. Wadekar
                               Executive Vice President

ANNEX I





                             CONVERSION CERTIFICATE





                                     [Date]





DynaGen, Inc.

99 Erie Street

Cambridge, MA  02139



Dear Sir or Madam:



         The undersigned holder of the Series B Preferred Stock (the "Holder") of DynaGen, Inc. (the "Company") has submitted a notice of election to convert _____ shares of the Company's Series B Preferred Stock. The Holder hereby certifies that the conversion of such shares of Series B Preferred Stock will not result in the Holder holding more than 4.9% of the outstanding shares of the Company's Common Stock on the Series B Conversion Date for such converted shares of Series B Preferred Stock.



         All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Company's Certificate of Designations, Preferences, and Rights of Series B Preferred Stock.



                             [HOLDER]







                             By:      _____________________________

                             Name:

                             Title: